As filed with the Securities and Exchange Commission on September 24, 2010

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IntelGenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

2834	870299034
(Primary Standard Industrial	(I.R.S. Employer
Classification Code Number)	Identification Number)

6425 Abrams, Ville St- Laurent, Quebec, H4S 1X9
(514) 331-7440
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Horst Zerbe
Chief Executive Officer
IntelGenx Technologies Corp,
6425 Abrams, Quebec, H4S 1X9
(514) 331-7440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard Raymer
Hodgson Russ LLP
150 King Street West, Suite 2309,
Toronto, Ontario M5H 1J9 Canada
Tel: (416) 595-5100

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company:

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

		Proposed
		maximum	Proposed
		offering	maximum
	Amount to be	price per	aggregate offering	Amount of
Title of each class of securities to be registered	registered	share (4)	price	registration fee

Common stock, par value $.00001 per share (1)	6,500,000 shares	$0.33	$2,145,000	$152.94
Common stock underlying warrants and placement agent options, par value $.00001 per share (2)	7,020,000 shares	$0.33	$2,316,600	$165.17
Common stock purchase warrants and placement agent options (3)	7,020,000 warrants	--	--	--
	13,520,000 shares	$0.33	$4,461,600	$318.11
Total	7,020,000 warrants	$--	$--	$--

(1) Represents shares of common stock, par value $.00001.

(2) Represents shares of common stock underlying warrants and placement agent options to purchase shares of common stock, par value $.00001.

(3) Represents common stock purchase warrants exercisable at CAD$0.50 per share, subject to adjustment, expiring August 27, 2013, and placement agent options exercisable at CAD$0.50 per share, subject to adjustment, expiring August 27, 2012.

(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of a share of common stock of IntelGenx Technologies Corp. as reported on the OTC Bulletin Board on, September 22, 2010.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated September 24, 2010

Prospectus

IntelGenx Technologies Corp.

13,520,000 Shares of Common Stock and 7,020,000 Warrants Offered by Selling Security Holders

This prospectus relates to the sale by the selling security holders listed herein of up to 13,520,000 shares of common stock, par value $.00001 per share, and 7,020,000 common stock purchase warrants of IntelGenx Technologies Corp. (“IntelGenx” or the “Company”). The securities being registered were purchased by the selling security holders in a Canadian private placement completed on August 27, 2010 (the “Offering”). For a complete description of the private placement please see the section entitled “Description of the August 2010 Private Placement”, below).

The securities being registered include shares of outstanding common stock (the “Common Shares”), common stock purchase warrants exercisable at a price of CAD$0.50, subject to adjustment (the “Warrants”), and shares of common stock underlying the Warrants (the “Warrant Shares”). The Securities being registered also include compensation options issued to the placement agent in connection with the Offering (the “Compensation Options”). The Compensation Options permit the placement agents to purchase shares of common stock (the “Compensation Option Shares”) at a price of CAD$0.50, subject to adjustment.

Accordingly, the shares being registered include (i) 6,500,000Common Shares, (ii) 6,500,000 Warrants, (iii) 6,500,000 Warrant Shares, (iv) 520,000 Placement Agent Options and (v) 520,000 Placement Agent Warrant Shares, all issued under the Offering..

The common stock will be offered by the selling security holders at fixed prices, at the then-prevailing market prices at the time of sale, at varying prices, or in negotiated transactions (See “Plan of Distribution”). Our common stock is traded on the OTC Bulletin Board (the “OTCBB”) under the symbol “IGXT” and on the TSX Venture Exchange (the “TSX”) under the symbol “IGX”. The closing price of our common stock on the OTCBB on September 20, 2010 was $0.33, and the closing price of our common stock on the TSX on September 20, 2010 was CAD$0.36.

Our executive office is located at 6425 Abrams, Ville Saint-Laurent, Quebec, H45 1X9, Canada, and our telephone number is (514) 331-7440.

We will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, we will receive proceeds from the exercise of the Warrants, as well as from the exercise of the Placement Agent Options. Any such proceeds will be used to support the Company's strategic development projects and for working capital. We have agreed to pay all of the costs of this offering, excluding commissions and discounts regarding the sale of the common stock by the selling security holders.

Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which such transactions occur or the existence of an exemption from such registration.

Certain selling security holders and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. See “Selling Security Holders” and “Plan of Distribution”.

Investing in our securities involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2010

TABLE OF CONTENTS

Forward Looking Statements	5
Prospectus Summary	5
The Offering	6
Risk Factors	7
Description of Business	13
Description of Property	19
Management's Discussion and Analysis of Financial Condition and Results of Operations	19
Use of Proceeds	31
Market Price of and Dividends on Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities	32
Selling Security Holders	34
Directors and Executive Officers	38
Corporate Governance	40
Security Ownership of Certain Beneficial Owners and Management	42
Executive Compensation	44
Certain Relationships and Related Transactions, and Director Independence	46
Plan of Distribution	46
Description of Securities	48
Legal Proceedings	48
Legal Matters	48
Experts	48
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	48
Where You Can Find Additional Information	49
Financial Statements	F1-42

You should rely only on the information contained in this prospectus or any prospectus supplement. We have not and the selling security holders have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not and the selling security holders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this prospectus or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this prospectus or as of the date specified in the documents incorporated by reference herein, as the case may be. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws. The factors listed above in the section captioned "Risk Factors", as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause IntelGenx's actual results to differ materially from the expectations IntelGenx describes in our forward-looking statements. Before you invest in the common stock, you should be aware that the occurrence of the events described as risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. In this prospectus, the words "Company," "IntelGenx" "we," "us," and "our," refer collectively to IntelGenx Technologies Corp. and IntelGenx Corp., our wholly-owned Canadian subsidiary.

All amounts are US$ unless otherwise indicated

Our Business

We are a drug delivery company headquartered in Montreal, Quebec, Canada which focuses on the development of novel oral immediate release and controlled-release products for the branded and generic pharmaceutical market.

Our product development efforts are based upon three delivery platform technologies: (1) the “VersaTab” Multilayer Tablet technology, (2) the “VersaFilm” Oral Film technology, and (3) the “AdVersa” Mucoadhesive Tablet technology. Our Multilayer platform technology allows for the development of oral controlled release products. It is versatile and is aimed at significantly reducing manufacturing costs as compared to competing delivery technologies. The Oral Film technology allows for the instant delivery of pharmaceuticals to the oral cavity, while the Mucoadhesive Tablet allows for the controlled release of active substances to the oral mucosa.

Our executive offices are located at 6425 Abrams, Ville Saint-Laurent, Quebec, H4S 1X9, Canada and our telephone number is (514) 331-7440. Our web site address is http://www.IntelGenx.com. Information contained on our web site is not a part of this prospectus.

THE OFFERING

The Offering
Shares of common stock offered by the selling security holders

Up to 13,520,000 shares of common stock and 7,020,000 Warrants, including (i) 6,500,000 Common Shares, (ii) 6,500,000 Warrants, (iii) 6,500,000 Warrant Shares, (iv) 520,000 Placement Agent Options and (v) 520,000 Placement Agent Option Shares, and assuming the full exercise of all Warrants and the Placement Agent Options, the shares being registered would represent approximately 29% of our outstanding common stock. (1)

Common stock to be outstanding after the offering	Up to 46,601,271 shares of Common Stock, assuming the exercise of all of the Warrants and the Placement Agent Options. (1)
Use of proceeds

IntelGenx will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, IntelGenx will receive proceeds from any cash exercise of the Warrants, as well as from the exercise of the Placement Agent Options. Any such proceeds will be used to support the Company's strategic development projects and for working capital.

OTCBB Ticker Symbol	IGXT
TSX Venture Exchange Symbol	IGX

(1) The above information regarding common stock to be outstanding after the offering is based on 39,581,271 shares of common stock outstanding as of September 20 , 2010.

Description of August 2010 Private Placement

On August 27, 2010, IntelGenx Technologies Corp. (“IntelGenx” or the “Company”) completed an offering of 6,500,000 units (the “Units”) at CAD$0.40 per Unit for gross proceeds of CAD$2.6 million (the “Offering”) pursuant to the terms of subscription agreements with its investors (the “Subscription Agreements”). Each Unit consists of one common share in the capital of the Company (a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to purchase one common share in the capital of the Company (a “Warrant Share”) at an exercise price of CAD$0.50 expiring on August 27, 2013. The exercise price of the Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. The proceeds of the private placement will be used to support the Company’s strategic development projects and for working capital purposes.

Pursuant to an agency agreement (the “Agency Agreement”) entered into on August 27, 2010, the Company engaged Bolder Investment Partners, Ltd. (the “Agent”) to act as placement agent for the Offering on a commercially reasonable best efforts basis. The Company (a) paid the Agent cash compensation equal to 8% of the gross proceeds of the Offering, (b) a corporate finance fee of CAD$20,000 and (c) issued 520,000 compensation options (“Compensation Options”) which was equal to 8% of the number of Units sold in the Offering. Each Compensation Option entitles the Agent to purchase one common share in the capital of the Company (the “Compensation Option Shares”) at an exercise price of CAD$0.50 expiring on August 27, 2012. The exercise price of the Compensation Options is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

In connection with the Offering, the Company entered into a Registration Rights Agreement with each of the investors (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares. The Company is obligated to file the Registration Statement no later than 30 days from the date of closing and to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after the date of closing.

The Units, the Common Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares are subject to resale restrictions in Canada for a period of 4 months after the closing date (December 28, 2010) and to statutory resale restrictions under the United States Securities Act of 1933, as amended (the “Act”).

The foregoing issuances were exempt from registration under Section 4(2) of the Act and/or Regulation S, promulgated pursuant to the Act. None of the purchasers are U.S. persons, no sales efforts were conducted in the U.S., and the Units, the Common Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with applicable exemptions from the registration requirements of the Act.

Item 1A. Risk Factors.

An investment in our common stock involves significant risks. You should carefully consider the following risks and all other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below occurs, our business, financial condition and results of operations may suffer. In that case, the value of our common stock may decline and you could lose all or part of your investment.

Risks Related to Our Business

We continue to sustain losses and our revenues are not sufficient to sustain our operations.

Even though we ceased being a “development stage” company in April 2006, we are still subject to all of the risks associated with having a limited operating history and pursuing the development of new products. Our cash flows may be insufficient to meet expenses relating to our operations and the development of our business, and may be insufficient to allow us to develop new products. We currently conduct research and development using our proprietary platform technologies to develop oral controlled release and other delivery products. We do not know whether we will be successful in the development of such products. We have an accumulated deficit of approximately $6,665.4 thousand since our inception in 2003 through December 31, 2009. To date, these losses have been financed principally through sales of equity securities, long-term debt and debt from related parties. Our revenues for the years ended December 31, 2009, December 31, 2008, December 31, 2007, December 31, 2006, December 31, 2005 and December 31, 2004 were $1,278.7 thousand, $976.6 thousand, $862.7 thousand, $265.9 thousand, $20.0 thousand and $257.4 thousand respectively. Our revenues in 2009 consisted primarily of development fee revenues from four clients, and royalty income earned from commercialization of the first product fully-developed by the Company, a prenatal multivitamin supplement marketed as Gesticare® in the USA, which was commercialized in November 2008. Revenue generated to date has not been sufficient to sustain our operations. In order to achieve profitability, our revenue streams will have to increase and there is no assurance that revenues will increase to such a level.

We may incur losses associated with foreign currency fluctuations.

The majority of our expenses are paid in Canadian dollars, while a significant portion of our revenues are in U.S. dollars. Our financial results are subject to the impact of currency exchange rate fluctuations. Adverse movements in exchange rates could have a material adverse effect on our financial condition and results of operations.

We may need additional capital to fulfill our business strategies. We may also incur unforeseen costs. Failure to obtain such capital would adversely affect our business.

We will need to expend significant capital in order to continue with our research and development by hiring additional research staff and acquiring additional equipment. If our cash flows from operations are insufficient to fund our expected capital needs, or our needs are greater than anticipated, we will be required to raise additional funds in the future through private or public sales of equity securities or the incurrence of additional indebtedness. Additional funding may not be available on favorable terms, or at all. If we borrow additional funds, we likely will be obligated to make periodic interest or other debt service payments and may be subject to additional restrictive covenants. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth strategy by reducing or delaying capital expenditures, selling assets or downsizing or restructuring our operations. If we raise additional funds through public or private sales of equity securities, the sales may be at prices below the market price of our stock and our shareholders may suffer significant dilution.

The loss of the services of key personnel would adversely affect our business.

Our future success depends to a significant degree on the skills, experience and efforts of our executive officers and senior management staff. The loss of the services of existing personnel, particularly Horst Zerbe, our Chairman of the Board and Chief Executive Officer, would be detrimental to our research and development programs and to our overall business.

We are dependent on business partners to conduct clinical trials of, obtain regulatory approvals for, and manufacture, market, and sell our controlled release products.

We depend heavily on our pharmaceutical partners to pay for part or all of the research and development expenses associated with developing a new product and to obtain approval from regulatory bodies such as the U.S. Food and Drug Administration (the “FDA”) to commercialize these products. We also depend on our partners to distribute these products after receiving regulatory approval. Our revenues from research and development fees, milestone payments and royalty fees are provided by our partners. Our inability to find pharmaceutical partners who are willing to pay us these fees in order to develop new products would negatively impact our business and our cash flows.

We have limited experience in manufacturing, marketing and selling pharmaceutical products. Accordingly, if we cannot maintain our existing partnerships or establish new partnerships with respect to our other products in development, we may have to establish our own capabilities or discontinue the commercialization of the affected product. Developing our own capabilities would be expensive and time consuming and could delay the commercialization of the affected product. There can be no assurance that we would be able to develop these capabilities.

Our existing agreements with pharmaceutical industry partners are generally subject to termination by the counterparty on short notice upon the occurrence of certain circumstances, including but not limited to the following: a determination that the product in development is not likely to be successfully developed or not likely to receive regulatory approval; our failure to satisfy our obligations under the agreement, or the occurrence of a bankruptcy event. If any of our partnerships are terminated, we may be required to devote additional resources to the product, seek a new partner on short notice, or abandon the product development efforts. The terms of any additional partnerships or other arrangements that we establish may not be favorable to us.

We are also at risk that these partnerships or other arrangements may not be successful. Factors that may affect the success of our partnerships include the following:

  Our partners may incur financial and cash-flow difficulties that force them to limit or reduce their participation in our joint projects.

  Our partners may be pursuing alternative technologies or developing alternative products that are competitive to our product, either on their own or in partnership with others;

  Our partners may reduce marketing or sales efforts, or discontinue marketing or sales of our products. This would reduce our revenues received on the products;

  Our partners may terminate their partnerships with us. This could make it difficult for us to attract new partners or adversely affect perception of us in the business and financial communities; Our partners may pursue higher priority programs or change the focus of their development programs, which could affect the partner’s commitment to us. Pharmaceutical and biotechnology companies historically have re-evaluated their priorities from time to time, including following mergers and consolidations, a common occurrence in recent years.

  Our partners may become the target of litigation for purported patent or intellectual property infringement, which could delay or prohibit commercialization of our products and which would reduce our revenue from such products.

We face competition in our industry, and many of our competitors have substantially greater experience and resources than we do.

We compete with other companies within the drug delivery industry, many of which have more capital, more extensive research and development capabilities and greater human resources than we do. Some of these drug delivery competitors include Biovail Corporation, Labopharm Inc., and Flamel Technologies S.A. Our competitors may develop new or enhanced products or processes that may be more effective, less expensive, safer or more readily available than any products or processes that we develop, or they may develop proprietary positions that prevent us from being able to successfully commercialize new products or processes that we develop. As a result, our products or processes may not compete successfully, and research and development by others may render our products or processes obsolete or uneconomical. Competition may increase as technological advances are made and commercial applications broaden.

We are dependent upon sales outside the United States, which are subject to a number of risks.

Our future results of operation could be harmed by risks inherent in doing business in international markets, including:

  Unforeseen changes in regulatory requirements;

  Weaker intellectual property rights protection in some countries;

  New export license requirements, changes in tariffs or trade restrictions; and

  Political and economic instability in our target markets.

We rely upon third-party manufacturers, which puts us at risk for supplier business interruptions.

We have entered into agreements with third party manufacturers to manufacture certain of our products once we complete development and after we receive regulatory approval. If our third-party manufacturers fail to perform, our ability to market products and to generate revenue would be adversely affected. Our failure to deliver products in a timely manner could lead to the dissatisfaction of our distribution partners and damage our reputation, causing our distribution partners to cancel existing agreements with us and to stop doing business with us.

The third-party manufacturers that we depend on to manufacture our products are required to adhere to FDA regulations regarding cGMP, which include testing, control and documentation requirements. Ongoing compliance with cGMP and other regulatory requirements is monitored by periodic inspection by the FDA and comparable agencies in other countries. Failure by our third-party manufacturers to comply with cGMP and other regulatory requirements could result in actions against them by regulatory agencies and jeopardize our ability to obtain products on a timely basis.

We are subject to extensive government regulation including the requirement of approval before our products may be marketed. Even if we obtain marketing approval, our products will be subject to ongoing regulatory review.

We, our partners, our products, and our product candidates are subject to extensive regulation by governmental authorities in the United States and other countries. Failure to comply with applicable requirements could result in warning letters, fines and other civil penalties, delays in approving or refusal to approve a product candidate, product recall or seizure, withdrawal of product approvals, interruption of manufacturing or clinical trials, operating restrictions, injunctions, and criminal prosecution.

Our products cannot be marketed in the United States without FDA approval. Obtaining FDA approval requires substantial time, effort, and financial resources, and there can be no assurance that any approval will be granted on a timely basis, if at all. We rely on our partners for the preparation of applications and for obtaining regulatory approvals. If the FDA does not approve our product candidates in a timely fashion, or does not approve them at all, our business and financial condition may be adversely affected. Further, the terms of approval of any marketing application, including the labeling content, may be more restrictive than we desire and could affect the marketability of our or our collaborator's products. Subsequent discovery of problems with an approved product may result in restrictions on the product or its withdrawal from the market. In addition, both before and after regulatory approval, we, our collaborators, our products, and our product candidates are subject to numerous FDA requirements covering testing, manufacturing, quality control, cGMP, adverse event reporting, labeling, advertising, promotion, distribution, and export. Our partners and we are subject to surveillance and periodic inspections to ascertain compliance with these regulations. Further, the relevant law and regulations may change in ways that could affect us, our partners, our products, and our product candidates. Failure to comply with regulatory requirements could have a material adverse impact on our business.

Regulations regarding the manufacture and sale of our future products are subject to change. We cannot predict what impact, if any, such changes may have on our business, financial condition or results of operations. Failure to comply with applicable regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the time required for obtaining regulatory approval is uncertain. We may encounter delays or product rejections based upon changes in FDA policies, including cGMP, during periods of product development. We may encounter similar delays in countries outside of the United States. We may not be able to obtain these regulatory acceptances on a timely basis, or at all.

The failure to obtain timely regulatory acceptance of our products, any product marketing limitations, or any product withdrawal would have a material adverse effect on our business, financial condition and results of operations. In addition, before it grants approvals, the FDA or any foreign regulatory authority may impose numerous other requirements with which we must comply. Regulatory acceptance, if granted, may include significant limitations on the indicated uses for which the product may be marketed. FDA enforcement policy strictly prohibits the marketing of accepted products for unapproved uses. Product acceptance could be withdrawn or civil or criminal sanctions could be imposed for our failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing.

The third party manufacturers that we depend on to manufacture our products are required to adhere to FDA regulations regarding cGMP and similar regulations in other countries, which include testing, control and documentation requirements. Ongoing compliance with cGMP and other regulatory requirements is monitored by periodic inspection by the FDA and comparable agencies in other countries.

We may not be able to expand or enhance our existing product lines with new products limiting our ability to grow.

If we are not successful in the development and introduction of new products, our ability to grow will be impeded. We may not be able to identify products to enhance or expand our product lines. Even if we can identify potential products, our investment in research and development might be significant before we could bring the products to market. Moreover, even if we identify a potential product and expend significant dollars on development, we may never be able to bring the product to market or achieve market acceptance for such product. As a result, we may never recover our expenses.

The market may not be receptive to products incorporating our drug delivery technologies.

The commercial success of any of our products that are approved for marketing by the FDA and other regulatory authorities will depend upon their acceptance by the medical community and third party payers as clinically useful, cost-effective and safe. To date, only one product based upon our technologies has been marketed in the United States, which limits our ability to provide guidance or assurance as to market acceptance.

Factors that we believe could materially affect market acceptance of these products include:

  the timing of the receipt of marketing approvals and the countries in which such approvals are obtained;

  the safety and efficacy of the product as compared to competitive products;

  the relative convenience and ease of administration as compared to competitive products;

  the strength of marketing distribution support; and

  the cost-effectiveness of the product and the ability to receive third party reimbursement.

We are subject to environmental regulations and any failure to comply may result in substantial fines and sanctions.

Our operations are subject to Canadian and international environmental laws and regulations governing, among other things, emissions to air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of raw materials, waste and other materials. Many of these laws and regulations provide for substantial fines and criminal sanctions for violations. We believe that we are and have been operating our business and facility in a manner that complies in all material respects with environmental, health and safety laws and regulations; however, we may incur material costs or liabilities if we fail to operate in full compliance. We do not maintain environmental damage insurance coverage with respect to the products which we manufacture.

We may have to make significant expenditures in the future to comply with evolving environmental, health and safety requirements, including new requirements that may be adopted or imposed in the future. To meet changing licensing and regulatory standards, we may have to make significant additional site or operational modifications that could involve substantial expenditures or reduction or suspension of some of our operations. We cannot be certain that we have identified all environmental and health and safety matters affecting our activities and in the future our environmental, health and safety problems, and the costs to remediate them, may be materially greater than we expect.

Our limited cash resources restrict our ability to pay cash dividends.

Since our inception, we have not paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospect and other factors that the board of directors may deem relevant. If we do not pay any dividends on our common stock, our stockholders will be able to profit from an investment only if the price of the stock appreciates before the stockholder sells it. Investors seeking cash dividends should not purchase our common stock.

Risks Related to Our Intellectual Property

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently own four U.S. patents and have applied for eight U.S. patents, we will need to pursue additional protection for our intellectual property as we develop new products and enhance existing products. We may not be able to obtain appropriate protection for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.

We also rely on trade secrets and contract law to protect some of our proprietary technology. We have entered into confidentiality and invention agreements with our employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

In 1995, the U.S. Patent and Trademark Office adopted changes to the U.S. patent law that made the term of issued patents 20 years from the date of filing rather than 17 years from the date of issuance, subject to specified transition periods. Beginning in June 1995, the patent term became 20 years from the earliest effective filing date of the underlying patent application. These changes may reduce the effective term of protection for patents that are pending for more than three years. While we cannot predict the effect that these changes will have on our business, they could have a material adverse effect on our ability to protect our proprietary information. Furthermore, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

If we infringe on the rights of third parties, we may not be able to sell our products, and we may have to defend against litigation and pay damages.

If a competitor were to assert that our products infringe on its patent or other intellectual property rights, we could incur substantial litigation costs and be forced to pay substantial damages. Such litigation costs could be as a result of direct litigation against us, or as a result of litigation against one or more of our partners to whom we have contractually agreed to indemnify in the event that our intellectual property is the cause of a successful litigious action against our partner. Third-party infringement claims, regardless of their outcome, would not only consume significant financial resources, but would also divert our management’s time and attention. Such claims could also cause our customers or potential customers to purchase competitors’ products or defer or limit their purchase or use of our affected products until resolution of the claim. If any of our products are found to violate third-party intellectual property rights, we may have to re-engineer one or more of our products, or we may have to obtain licenses from third parties to continue offering our products without substantial re-engineering. Our efforts to re-engineer or obtain licenses could require significant expenditures and may not be successful.

We may not be successful in defending the lawsuit filed by Biovail Laboratories SLR against our former development partner and may have to reimburse certain legal expenses and damages awarded.

While we believe that the lawsuit filed by Biovail Laboratories SLR (Biovail), which holds the patent for Wellbutrin XL®, against our former development partner Cary Pharmaceuticals Inc. (Cary Pharma), in the U.S. District Court for the District of Delaware for patent infringement under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984, is without foundation or merit, if Biovail is successful in its action against Cary Pharma, we may have to reimburse Cary Pharma’s legal expense and/or any damages awarded.

Our controlled release products that are generic versions of branded controlled release products that are covered by one or more patents may be subject to litigation, which could delay FDA approval and commercial launch of our products

We expect to file or have our collaborators file Abbreviated New Drug Applications or New Drug Applications (ANDAs or NDAs) for our controlled release products under development that are covered by one or more patents of the branded product. It is likely that the owners of the patents covering the brand name product or the sponsors of the NDA with respect to the branded product will sue or undertake regulatory initiatives to preserve marketing exclusivity. Any significant delay in obtaining FDA approval to market our products as a result of litigation, as well as the expense of such litigation, whether or not we or our collaborators are successful, could have a materially adverse effect on our business, financial condition and results of operations.

Risks Related to Our Securities:

The price of our common stock could be subject to significant fluctuations.

Any of the following factors could affect the market price of our common stock:

  Our failure to achieve and maintain profitability;

  Changes in earnings estimates and recommendations by financial analysts;

  Actual or anticipated variations in our quarterly results of operations;

  Changes in market valuations of similar companies;

  Announcements by us or our competitors of significant contracts, new products, acquisitions, commercial relationships, joint ventures or capital commitments;

  The loss of major customers or product or component suppliers;

  The loss of significant partnering relationships; and

  General market, political and economic conditions.

We have a significant number of convertible securities outstanding that could be exercised in the future. Subsequent resale of these and other shares could cause the Company’s stock price to decline. This could also make it more difficult to raise funds at acceptable levels via future securities offerings.

We have a concentration of stock ownership and control, and a small number of stockholders have the ability to exert significant control in matters requiring stockholder vote and may have interests that conflict with yours.

Directors and others hold 29% of our common stock. See “Security Ownership of Certain Beneficial Owners and Management.” As a result, such stockholders, acting together, may have the ability to control matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It may also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and may affect the market price of our common stock. In deciding how to vote on such matters, those stockholders’ interests may conflict with yours.

Lack of Independent Directors

Currently, we have a majority of independent directors, but in the future we cannot guarantee that our Board of Directors will always have a majority of independent directors. In the absence of a majority of independent directors, our chief executive officer, who is also a principal stockholder and director, could establish policies and enter into transactions without independent review and approval. This could present the potential for a conflict of interest between the Company and its stockholders generally and the controlling officers, stockholders or directors.

Our common stock is a high risk investment.

Our common stock has been quoted on the OTC Bulletin Board under the symbol “IGXT” since January 2007 and has been listed on the TSX Venture Exchange under the symbol “IGX” since May 2008.

There is a limited trading market for our common stock, which may affect the ability of shareholders to sell our common stock and the prices at which they may be able to sell our common stock.

The market price of our common stock has been volatile, and fluctuates widely in response to various factors which are beyond our control. The price of our common stock is not necessarily indicative of our operating performance or long term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

In the United States, our common stock is considered a “penny stock”. The U.S. Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. These rules further restrict the trading activity and marketability of our common stock.

As a result of the foregoing, our common stock should be considered a high risk investment.

We became public by means of a reverse merger, and as a result we are subject to the risks associated with the prior activities of the public company with which we merged. In addition, we may not be able to attract the attention of major brokerage firms or institutional buyers.

Additional risks may exist because we became public through a "reverse merger" with a shell corporation. Although the shell did not have recent or past operations or assets and we performed a due diligence review of the public company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of our company.

Security analysts of major brokerage firms and securities institutions may not cover us since there are no broker-dealers who sold our stock in a public offering who would have an incentive to follow or recommend the purchase of our common stock. No assurance can be given that established brokerage firms will want to conduct any financings for us in the future.

DESCRIPTION OF BUSINESS

Corporate History

Our predecessor company, Big Flash Corp., was incorporated in Delaware on July 27, 1999. On April 28, 2006, Big Flash, through its Canadian holding corporation, completed the acquisition of IntelGenx Corp., a Canadian company incorporated on June 15, 2003. The Company did not have any operations prior to the acquisition of IntelGenx Corp. In connection with the acquisition, we changed our name from Big Flash Corp. to IntelGenx Technologies Corp. IntelGenx Corp. has continued operations as our operating subsidiary.

Overview

We are a drug delivery company focusing on the development of novel, orally administered drug delivery products based on our proprietary oral drug delivery technologies. We have positioned ourselves as a provider of product development services for the pharmaceutical industry, including the branded and generic pharmaceutical markets.

Drug delivery systems are an important tool in the hands of physicians for purposes of optimizing drug therapy. For the pharmaceutical industry, drug delivery systems represent an opportunity to extend the market exclusivity and product lifecycle of drugs whose patent protection is nearing expiration.

Controlled release (CR) dosage technologies play an important role in the development of orally administered drug delivery systems. Controlled release technology provides patients with the required amount of medication over a pre-determined, prolonged period of time. Because of the reduced fluctuation of the active drug in the blood and the avoidance of plasma spikes, controlled release products are deemed safer and more tolerable than conventional dosage forms, and have shown better patient compliance.

Our primary business strategy is to develop pharmaceutical products based upon our proprietary drug delivery technologies and license the commercial rights to companies in the pharmaceutical industry once the viability of a product has been demonstrated. In exchange for licensing rights to our products, we seek funding consisting of a combination of one or more of the following: advance down payments, milestone fees, reimbursement for development costs, and royalties on sales. In addition, we may receive a manufacturing royalty from our contract manufacturers for the exclusive right to manufacture our products. The companies we partner with are typically responsible for managing the regulatory approval process of the product with the United States Food and Drug Administration (FDA) and/or other regulatory bodies, as well as for the marketing and distribution of the products. On a case-by-case basis, IntelGenx may be responsible for providing all or part of the documentation required for the regulatory submission. In addition to pursuing partnering arrangements that provide for the full funding of a drug development project, we may undertake development of selected product opportunities until the marketing and distribution stage. We would first assess the potential and associated costs for successful development of a product, and then determine at which stage it would be most prudent to seek a partner, balancing costs against the potential for higher returns later in the development process.

Technology Platforms

Our product development efforts are based upon three delivery platform technologies: (1) a Multilayer Tablet technology (2) an Oral Film technology, and (3) a Mucoadhesive Tablet technology. Our Multilayer Tablet platform technology allows for the development of oral controlled-release products. It is designed to be versatile and to reduce manufacturing costs as compared to competing oral extended-release delivery technologies. The Oral Film technology allows for the instant delivery of pharmaceuticals to the oral cavity, while the Mucoadhesive Tablet allows for the controlled release of active substances to the oral mucosa.

The Multilayer Tablet (“VersaTab”) platform technology represents a new generation of controlled release layered tablets designed to modulate the release of active compounds. The technology is based on a multilayer tablet with an active core layer and erodible cover layers. The release of the active drug from the core matrix initially occurs in a first-order fashion. As the cover layers start to erode, their permeability for the active ingredient through the cover layers increases. Thus, the Multilayer Tablet can produce quasi-linear (zero-order) kinetics for releasing a chemical compound over a desired period of time. The erosion rate of the cover layers can be customized according to the physico-chemical properties of the active drug. In addition, our multilayer technology offers the opportunity to develop combination products in a regulatory-compliant format. Combination products are made up of two or more active ingredients that are combined into a single dosage form.

The Oral Film technology (“VersaFilm”) is made up of a thin (25-35 micron) polymeric film comprised of USP components that are approved by the FDA for use in food, pharmaceutical, and cosmetic products. Derived from the edible film technology used for breath strips and initially developed for the instant delivery of savory flavors to food substrates, the VersaFilm technology is designed to provide a rapid response compared to existing conventional tablets. The VersaFilm technology is intended for indications requiring rapid onset of action, such as migraine, motion sickness, erectile dysfunction, and nausea.

The Mucoadhesive Tablet (“AdVersa”) is a drug delivery system capable of adhering to the oral mucosa and releasing the drug onto the site of application at a controlled rate. The Mucoadhesive Tablet is designed to provide the following advantages relative to competing technologies: (i) it avoids the first pass effect, whereby the liver metabolizes the active ingredient and greatly reduces the level of drug in the systemic circulation, (ii) it leads to a higher absorption rate in the oral cavity as compared to the conventional oral route, and (iii) it achieves a rapid onset of action for the drug. The Mucoadhesive Tablet technology is designed to be versatile in order to permit the site of application, residence time, and rate of release of the drug to be modulated to achieve the desired results.

Product Portfolio

Our product portfolio includes a blend of generic and branded products based on our proprietary delivery technology (“generic” drugs are essentially copies of drugs that have already received FDA approval).

INT0001/2004. This is the most advanced generic product involving our multilayer technology. Equivalency with the reference product Toprol XL and its European equivalent Beloc-ZOK has been demonstrated in-vitro. The product has been tested in phase I studies.

INT0004/2006. The development of a new strength antidepressant Bupropion HCl, the active ingredient in Wellbutrin XL® has been completed. A regulatory file for a 505(b)(2) NDA submission was filed in April, 2009. In a complete response letter received on February 4, 2010, the FDA commented on the food effect which was observed in the food effect study included in the NDA and on the lack of a commercial manufacturer. Both issues will be addressed in an amendment to the NDA which the Company intends to file in the first half of 2011.

INT0006/2005. We have entered into a development agreement with Azur Pharma for the development and manufacture of a prenatal vitamin supplement. The product was developed using our proprietary technology. The product was launched in the United States during the fourth quarter of 2008 under the brand name Gesticare®.

INT0010/2006. We have entered into an agreement with Cynapsus Therapeutics Inc. (formerly “Cannasat Therapeutics Inc.”) for the development of a buccal mucoadhesive tablet product containing a cannabinoid-based drug for the treatment of neuropathic pain and nausea in cancer patients undergoing chemotherapy. In the first quarter of 2010 we executed a Letter of Intent with Cynapsus Therapeutics Inc. enter into a License Agreement for, and to acquire a 50% ownership position in, the project and we are currently in the final stages of negotiating the License Agreement.

INT0007/2006. An oral film product based on our proprietary edible film technology is currently in the early development stage. The product is intended for the treatment of erectile dysfunction (ED). The results of a phase I pilot study that was conducted in the third quarter of 2010 indicate that the product is bioequivalent with the reference listed drug.

INT0008/2007. An oral film product based on our proprietary edible film technology is currently in development. The product is intended for the treatment of migraine. The results of a phase I pilot study that was conducted in 2009 indicate that the product is bioequivalent with the reference listed drug. In the third quarter of 2010 we entered into an agreement with RedHill Biopharma Ltd. for the co-development and commercialization of this product.

INT0019/2009. An oral film product based on our proprietary edible film technology is currently in the early development stage. The product is intended for the treatment of diarrhea.

INT0020/2010. An oral film product based on our proprietary edible film technology is currently in the early development stage. The product is intended for the treatment of insomnia.

INT0022/2010. An oral film product based on our proprietary edible film technology is currently in the early development stage. The product is intended for the treatment of bipolar disorder.

The current development status of each of our products as of the date of this filing is summarized in the following table:

Product	Application	Status of Development
INT0001/2004	CHF [Coronary Heart Failure)], Hypertension	Pivotal batches in preparation
INT0004/2006	Antidepressant	NDA filed April, 2009; complete response letter received Q1/2010
INT0010/2006	Neuropathic pain	Pilot biostudy completed
INT0006/2005	Prenatal vitamin supplement	Product launched in USA Q4, 2008
INT0007/2006	ED	Pilot biostudy completed indicating bioequivalence with RLD
INT0008/2007	Migraine	Pilot biostudy completed indicating bioequivalence with RLD
INT0019/2009	Diarrhea	Formulation development ongoing
INT0020/2010	Insomnia	Formulation development ongoing
INT0022/2008	Bipolar disorder	Formulation development ongoing

Growth Strategy

Our primary growth strategies include: (1) identifying lifecycle management opportunities for existing “blockbuster” products, (2) developing generic drugs with high barriers to entry, (3) developing products for the (non-pharmaceutical) nutritional supplement market, and (4) developing new drug delivery technologies.

Lifecycle Management Opportunities

We are seeking to position our delivery technologies as an opportunity for lifecycle management of products for which the patent protection of the active ingredient is nearing expiration. While the patent for the underlying substance cannot be extended, patent protection can be obtained for a new and improved formulation by filing an application with the FDA under Section 505(b)(2) of the U.S. Food, Drug and Cosmetics Act. Such applications, known as a “505(b)(2) NDA”, are permitted for new drug products that incorporate previously approved active ingredients, even if the proposed new drug incorporates an approved active ingredient in a novel formulation, strength, or for a new indication. A 505(b)(2) NDA may include information regarding safety and efficacy of a proposed drug that comes from studies not conducted by or for the applicant. The first formulation for a respective active ingredient filed with the FDA under a 505(b)(2) application may qualify for up to three years of market exclusivity upon approval. Based upon a review of past partnerships between third party drug delivery companies and pharmaceutical companies, management believes that drug delivery companies which possess innovative technologies to develop these special dosage formulations present an attractive opportunity to pharmaceutical companies. Accordingly, we believe these so-called “505(b)(2) products” represent a viable business opportunity for us.

Generic Drugs with High Barriers to Entry

We also plan to pursue the development of generic drugs that have certain barriers to entry, e.g., where product development and manufacturing are complex and can limit the number of potential entrants into the generic market. We plan to pursue such projects only if the number of potential competitors is deemed relatively insignificant.

Nutritional Supplement Products

We plan to develop additional products for the nutritional supplement market based upon our proprietary drug delivery technologies. The market for these supplements is large, with little differentiation between products. Our proprietary technology is aimed at increasing the absorption rate of active ingredients. We believe that supplements represent attractive short term revenue opportunities since they are not regulated as pharmaceutical products and do not require FDA approval.

Development of New Drug Delivery Technologies

The rapidly disintegrating film technology contained in our VersaFilm and our AdVersa mucosal adhesive tablet are examples of our efforts to develop alternate technology platforms. As we work with various partners on different products, we seek opportunities to develop new proprietary technologies.

Competition

The pharmaceutical industry is highly competitive and is subject to the rapid emergence of new technologies, governmental regulations, healthcare legislation, availability of financing, patent litigation and other factors. Many of our competitors, including Biovail Corporation, Labopharm Inc., Monosol Rx, Labtec GmbH and Skye Pharma PLC, have longer operating histories and/or greater financial, technical, marketing, legal and other resources than we have. In addition, many of our competitors have significantly greater experience than we have in conducting clinical trials of pharmaceutical products, obtaining FDA and other regulatory approvals of products, and marketing and selling products that have been approved. We expect that we will be subject to competition from numerous other companies that currently operate or are planning to enter the markets in which we compete.

The key factors affecting the development and commercialization of our drug delivery products are likely to include, among other factors:

  The safety and efficacy of our products;

  The relative speed with which we can develop products;

  Generic competition for any product that we develop;

  Our ability to defend our existing intellectual property and to broaden our intellectual property and technology base;

  Our ability to differentiate our products;

  Our ability to manufacture our products in compliance with current cGMP and any other regulatory requirements; and

  Our ability to obtain financing.

In order to establish ourselves as a viable industry partner, we plan to continue to invest in our research and development activities in order to further strengthen our technology base and to develop the ability to manufacture our products through our manufacturing partner at competitive costs.

Our Competitive Strengths

We believe that our key competitive strengths include:

  Our intellectual property;

  The versatility of our drug delivery technology; and

  The potential manufacturing cost savings associated with our technology.

Manufacturing Partnership

We formed a strategic alliance with LTS Lohmann Therapie-Systeme AG ("LTS") for the exclusive manufacturing of products developed by us using our VersaFilm drug delivery technology. LTS is regarded as a pioneer in the development and production of transdermal and film form/wafer oral systems and has become one of the world's leading suppliers for the international pharmaceutical industry. VersaFilm is IntelGenx's immediate release wafer technology. It is comprised of a thin polymeric film using United States Pharmacopeia (USP) components that are safe and approved by the FDA for use in food, pharmaceutical and cosmetic products. VersaFilm provides a patent-protected method of re-formulating approved pharmaceuticals in a more convenient and discrete oral dosage form.

We formed a strategic manufacturing partnership with, and took an ownership position in, Pillar5 Pharma Inc. (“Pillar5”). We have undertaken to use our best efforts to ensure that distributors of our oral solid dose pharmaceutical products, that are developed for commercial production be directed to Pillar5 for the purpose of negotiating a manufacturing agreement requiring Pillar5 to manufacture such products. As consideration for this undertaking, Pillar5 issued to us common shares representing 10% of the issued and outstanding shares of Pillar5.This manufacturing partnership secures the production of clinical test batches and commercial product for our VersaTab and AdVersa tablet products.

We are not a manufacturer and we do not usually purchase large quantities of raw materials. Our manufacturing partners, however, purchase significant quantities of raw materials, some of which may have long lead times. If raw materials cannot be supplied to our manufacturing partners in a timely and cost effective manner, our manufacturing partners may experience delays in production that may lead to reduced supplies of commercial product being available for sale or distribution. Such shortages could have a detrimental effect on sales of the product and a corresponding reduction on royalty revenues earned.

Dependence on Major Customers

We do not rely on any one or a few major customers for our end products. However, we depend upon a limited number of partners to develop our products, to provide funding for the development of our products, and to assist in obtaining regulatory approvals that are required in order to commercialize these products.

Intellectual Property and Patent Protection

We protect our intellectual property and technology by using the following methods: (i) applying for patent protection in the United States and in the appropriate foreign markets, (ii) non-disclosure agreements, license agreements and appropriate contractual restrictions and controls on the distribution of information, and (iii) trade secrets, common law trademark rights and trademark registrations. We plan to file core technology patents covering the use of our platform technologies in any pharmaceutical products.

We have obtained four (4) patents and have an additional eight (8) pending patent applications, as described below. The patents expire 20 years after submission of the initial application.

Patent No.	Title	Subject	Date submitted / issued
US 6,231,957	Rapidly disintegrating flavor wafer for flavor enrichment	The composition, manufacturing, and use of rapidly disintegrating flavored films for releasing flavors to certain substrates	Issued May 15, 2001
US 6,660,292	Rapidly disintegrating film for precooked foods	Composition and manufacturing of flavored films for releasing flavors to precooked food substrates	Issued December 9, 2003
US 7,132,113	Flavored film	Composition and manufacturing method of multi-layered films	Issued April 16, 2002
US Appl. 2007/0190144	Multilayer Tablet	Formulation and Method of Preparation of Multilayered Tablets	Published August 16, 2007

US Appl. 2007/0128272	Multi-Vitamin And Mineral Supplement	Formulation and Method of Preparation of Prenatal Multivitamin Supplement	Published June 7, 2007
US Appl. 2006/0127478	Oral dosage formulation	Multilayer oral dosage forms	Published June 15, 2006
PCT/CA2006/000336; US Appl. 11/403,262	Delayed Release Oral Dosage Form And Method Of Making Same	Formulation and Method Of Making Bilayer Tablets Containing Delayed-Release Diclofenac And Misoprostol	February 13, 2006
US Appl. 11/782,838 PCT/IB2007/03950	Controlled Release Pharmaceutical Tablets	Formulation and Method Of Making Tablets Containing Bupropion And Mecamylamine	July 25, 2006
US Patent 7674479	Sustained-release Bupropion and Bupropion / Mecamylamine tablets	Formulation and Method Of Making Tablets Containing Bupropion And Mecamylamine	Issued March 9, 2010
US Appl. 12/836810	oral Mucoadhesive dosage form	Direct compression formulation for buccal and sublingual dosage forms	July 15, 2010
US Provisional Appl. US 61/267626	Oral film dosage forms and methods for making same	Optimization of Film strip technology	December 8, 2009
US Provisional Appl. US 61/327969	Methods for making improved solid oral dosage forms comprising Tadalafil	Oral films containing Tadalafil	April 26, 2010

Government Regulation

The pharmaceutical industry is highly regulated. The products we participate in developing require certain regulatory approvals. In the United States, drugs are subject to rigorous regulation by the FDA. The U.S. Food, Drug, and Cosmetics Act, and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, record keeping, packaging, labeling, adverse event reporting, advertising, promotion, marketing, distribution, and import and export of pharmaceutical products. Failure to comply with applicable regulatory requirements may subject a company to a variety of administrative or judicially-imposed sanctions and/or the inability to obtain or maintain required approvals or to market drugs. The steps ordinarily required before a new pharmaceutical product may be marketed in the United States include:

  preclinical laboratory tests, animal studies and formulation studies under FDA’s good laboratory practices regulations, or GLPs;

  the submission to the FDA of an investigational new drug application, or IND, which must become effective before human clinical trials may begin;

  the completion of adequate and well-controlled clinical trials according to good clinical practice regulations, or GCPs, to establish the safety and efficacy of the product for each indication for which approval is sought;

  After successful completion of the required clinical testing, submission to the FDA of a New Drug Application, or NDA, or an Abbreviated New Drug Application, or ANDA, for generic drugs. In certain cases, an application for marketing approval may include information regarding safety and efficacy of a proposed drug that comes from studies not conducted by or for the applicant. Such applications, known as a 505(b)(2) NDA, are permitted for new drug products that incorporate previously approved active ingredients, even if the proposed new drug incorporates an approved active ingredient in a novel formulation or for a new indication.

  satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with cGMPs to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity; and

  FDA review and approval of the NDA or ANDA.

The cost of complying with the foregoing requirements, including preparing and submitting an NDA or ANDA, may be substantial.

Accordingly, we typically rely upon our partners in the pharmaceutical industry to spearhead and bear the costs of the FDA approval process. We also seek to mitigate regulatory costs by focusing on 505(b)(2) NDA opportunities. By applying our drug delivery technology to existing drugs, we seek to develop products with lower Research & Development (“R&D”) expenses and shorter time-to-market timelines as compared to regular NDA products.

Environmental Regulatory Compliance

We believe that we are in compliance with environmental regulations applicable to our research and development facility located in Ville Saint-Laurent, Quebec.

Employees

As of the date of this filing, we have 10 full time employees.

DESCRIPTION OF PROPERTY

We currently occupy 3,100 square feet of leased space at a rate of CAD$8.64/square foot in an industrial zone in Ville St.-Laurent, Quebec, Canada under a five year renewable lease agreement signed in 2004. We extended the term of the lease agreement to August 31, 2011 under similar financial conditions, with the option to terminate at any time after February 28, 2011, provided we give four months’ notice. We expanded our laboratory and office space at this facility to its maximum during the second quarter of 2006. In order to continue to support ongoing product development activities and allow the addition of further development programs we might be required to seek a different location in 2011. Management has started the search for alternative, or additional, facilities that would meet our short to medium requirements at affordable rates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

Currency rate fluctuations

The Company’s operating currency is Canadian dollars, while its reporting currency is U.S. dollars. Accordingly, the Company’s results of operations and balance sheet position have been affected by currency rate fluctuations. The following management discussion and analysis takes this into consideration whenever material.

Results of Operations - six month period ended June 30, 2010 compared to the six month period ended June 30, 2009.

In U.S.$ thousands	2010	2009	Increase/	Percentage
			(Decrease)	Change

Revenue	$308	$701	$(393)	56%
Research and Development Expenses	579	753	(174)	23%
Research and Development Tax Credit	(48)	(75)	27	36%
Management Salaries	316	215	101	47%
General and Administrative Expenses	105	88	17	19%
Professional Fees	1,050	149	901	605%
Interest and Financing Fees	1	377	(376)	100%
Foreign Exchange	-	(33)	33	N/A
Income taxes	-	(84)	84	N/A
Net Income (Loss)	(1,715)	(709)	(1,006)	142%

Revenue

Total revenue decreased by $393 thousand, or 56%, to $308 thousand for the six months ended June 30, 2010 from $701 thousand for the six months ended June 30, 2009.

In the first half of 2010, royalty revenues earned from commercialization of the first product fully-developed by the

Company, a prenatal multivitamin supplement marketed as Gesticare® in the USA, increased by approximately 69% to $154 thousand from $91 thousand in the same period of the previous year. Approximately $21 thousand of this increase is attributable to the foreign exchange impact arising from the translation of the Company’s operating currency into its reporting currency

Revenue earned from the Company’s pharmaceutical partners for development milestones achieved decreased by $466 thousand, or 77%, to $143 thousand, compared with $609 thousand in the previous year. The decrease is attributable to development contracts that were in effect in the first half of 2009 that have either been temporarily suspended, postponed, or terminated, and relate primarily to the suspension of R&D operations by Cynapsus Therapeutics Inc. (formerly Cannasat Therapeutics Inc.) and Circ Pharma. In addition, the commercialization of Gesticare® results in royalty income, which is partially offset by reduced development milestones for this pre-natal multivitamin supplement project. The Company is currently negotiating with a number of potential partners related to new development projects for various drug candidates and, whilst the timing of such events is difficult to predict, is optimistic of securing contracts in the near future.

Interest and other income of $11 thousand were recorded in the first half of 2010, compared with $1 thousand in the same period of the previous year.

Research and Development (“R&D”) Expenses

R&D expenses for the six months ended June 30, 2010 were $579 thousand, representing a decrease of $174 thousand, or 23%, compared to $753 thousand for the six months ended June 30, 2009.

The decrease in R&D expenses for the first half of 2010 relates to a reduction in non-salary-related R&D costs incurred of approximately $291 thousand, to approximately $337 thousand in 2010 from approximately $552 thousand in 2009, primarily for projects that have been commercialized (Gesticare®), projects for which an NDA have been submitted to FDA (CPI-300) and projects which have been temporarily suspended, terminated, or postponed (neuropathic pain, schizophrenia and cholesterol reduction). This decrease is partially offset by a foreign exchange impact of approximately $46 thousand arising from the translation of the Company’s operating currency into its reporting currency.

Also included within R&D expenses for the six months ended June 30, 2010 are R&D Salaries of $242 thousand, of which approximately $2 thousand represents non-cash compensation. This compares to R&D salaries of $201 thousand in the six month period ended June 30, 2009, of which approximately $1 thousand represented non-cash compensation. The increase in R&D Salaries is primarily attributable to the foreign exchange impact of approximately $33 thousand arising from the translation of the Company’s operating currency into its reporting currency, plus R&D staff salary increases.

In the first half of 2010 the Company recorded estimated Research and Development Tax Credits and refunds of $48 thousand, as compared to $75 thousand for the first half of 2009.

Management Salaries and General and Administrative (“G&A”) Expenses

Management salaries increased to $316 thousand in the first half of 2010, representing an increase of $101 thousand, or 47%, compared to $215 thousand in the first half of 2009. The increase is attributable to a foreign exchange impact of approximately $42 thousand arising from the translation of the Company’s operating currency into its reporting currency, the payment of Directors Fees in the amount of $46 thousand (2009: $2 thousand) and management salary increases.

Included in management salaries in the first six months of 2010 are approximately $14 thousand (2009: $23 thousand) in non cash compensation resulting from options granted to management employees in 2008 and 2009, and $21 thousand (2009: $Nil) in non cash compensation from options granted to a non-employee director in 2010.

General and administrative expenses increased to $105 thousand in the first half of 2010 from $88 thousand in the first half of 2009. The increase is primarily attributable to a foreign exchange impact of approximately $14 thousand arising from the translation of the Company’s operating currency into its reporting currency.

Professional Fees

Professional fees for the six months ended June 30, 2010 increased to $1,050 thousand compared to $149 thousand for the six months ended June 30, 2009.

The increase in professional fees is primarily attributable to legal expenses of approximately $705 thousand incurred in the first half of 2010 related to the defense of the Biovail lawsuit. On August 18, 2009, the Company’s former development partner Cary Pharmaceuticals was sued by Biovail in the U.S. District Court of Delaware for patent infringement, under provisions of the Drug Price Competition and Patent Term Restoration Act of 1984 (Hatch-Waxman Act), with respect to Biovail's U.S. Patent No. 6,096,341. Pursuant to the Hatch-Waxman Act, the filing of the patent infringement lawsuit by Biovail instituted an automatic stay of FDA approval of the NDA until the earlier of a judgment or January 3, 2012. Under an agreement executed between IntelGenx and Cary on May 7, 2010, Cary assigned its 50% ownership stake in CPI-300, including all rights and interest in the regulatory approvals as well as the NDA, and IntelGenx assumed full and complete responsibility for the Biovail litigation, including the costs thereof. IntelGenx believes CPI-300 does not infringe Biovail's patent and is vigorously defending its position.

In addition, general legal expenses increased by approximately $116 thousand to $133 thousand in the first six months of 2010, primarily as a result of negotiations to acquire a strategic ownership position in Pillar5 Pharma Inc., a state-of-the-art manufacturer of quality product for the pharmaceutical industry, and the acquisition from Cary Pharmaceuticals of full ownership of CPI-300, a novel strength of the antidepressant bupropion HCl, the active ingredient in Wellbutrin XL®.

Included within professional fees in the first quarter of 2010 is a non-cash expense of approximately $7 thousand for options granted to investor relation firms for investor relation services compared to $36 thousand in the same period last year.

The increase in professional fees also includes a foreign exchange impact of approximately $141 thousand arising from the translation of the Company’s operating currency into its reporting currency.

Share-Based Compensation Expense, Warrants and Stock Based Payments

Share-based compensation expense, warrants and share-based payments totaled $44 thousand for the six months ended June 30, 2010, compared to $59 thousand for the six months ended June 30, 2009.

The Company expensed approximately $16 thousand in the first half of 2010 for options granted to Company employees in 2008, 2009 and 2010 under the 2006 Stock Option Plan and approximately $21 thousand for options granted to a non-employee director in 2010, compared with $23 thousand and $Nil expensed in the same period last year respectively.

The Company also expensed $7 thousand in the first half of 2010 for options granted to investor relation firms for investor relation services, compared to $36 in the same period last year.

There remains approximately $62 thousand in stock based compensation to be expensed in fiscal 2010 and 2011 of which approximately $38 thousand relates to the issuance of options to employees of the Company during 2008, 2009 and 2010, and approximately $24 thousand relates to options granted to investor relations firms. The Company anticipates the issuance of additional options and warrants in the future, which will continue to result in stock-based compensation expense.

Financing Cost

Interest and financing fee expense totaled $1 thousand for the six months ended June 30, 2010, compared with $377 thousand for the six months ended June 30, 2009. Included within the cost for 2009 were interest payments and an accretion expense totaling $375 thousand related to convertible notes issued in May 2007, the outstanding balance of which was repaid in September 2009.

Foreign Exchange

No foreign exchange impact was recorded in the six months ended June 30, 2010 compared with a foreign exchange gain of $33 thousand in the six months ended June 30, 2009. The foreign exchange gains relate primarily to currency fluctuations between the Canadian dollar and the U.S. dollar.

Net Loss

The net loss for the six months ended June 30, 2010 was $1,715 thousand and represents an increased loss of $1,006 thousand compared to the net loss of $709 thousand for the same period of the previous year. The main items resulting in the increase in net loss are summarized as follows:

a)

A decrease in revenue of approximately $393 thousand, related to a reduction of revenue earned from the Company’s pharmaceutical partners for development milestones achieved of approximately $466 thousand, partly compensated by an increase in royalty revenues earned of approximately $63 thousand

b)	Legal expenses incurred of approximately $705 thousand resulting from the defense of the Biovail litigation against Cary Pharmaceuticals

c)	An increase of general legal expenses of approximately $116 thousand related primarily to the strategic acquisitions of an ownership position in Pillar5 Pharma Inc., and full ownership of CPI-300

d)	A foreign exchange impact of approximately $230 thousand arising from the translation of the Company’s operating currency into its reporting currency

e)

The reduction of $376 thousand of interest and financing fees as a result the repayment in September 2009 of convertible notes issued in May 2007, partly offset by the loss of the related deferred tax credit of approximately $84 thousand

f)	The reduction of R&D expenses of approximately $174 thousand, which is primarily attributable to the decrease in costs related to the CPI-300 project.

Key items from the Balance Sheet - June 30, 2010 compared to December 31, 2009.

In U.S.$ thousands			Increase/	Percentage
	2010	2009	(Decrease)	Change

Current Assets	$1,378	$2,703	$(1,325)	49%
Property and Equipment	142	158	(16)	10%
Current Liabilities	1,024	704	320	45%
Capital Stock	0	0	0.0	0%
Additional Paid-in-Capital	8,853	8,809	44.0	1%

Current Assets

Current assets totaled $1,378 thousand at June 30, 2010, as compared to $2,703 thousand at December 31, 2009. The decrease of $1,325 thousand is primarily attributable to a decrease in cash of $1,150 thousand, along with a decrease in accounts receivable and investment tax credits receivable of approximately $289 thousand and $80 thousand respectively, partially compensated by an increase in prepaid expenses of $194 thousand.

Prepaid Expenses

As of June 30, 2010, prepaid expenses totaled $242 thousand as compared to $48 thousand at December 31, 2009. The increase is attributable to initial on-account payments that have been made by the Company in respect of the acquisition of certain strategic assets.

Liquidity and Capital Resources

Cash and cash equivalents totaled $375 thousand as of June 30, 2010, a decrease of $1,150 thousand as compared to $1,525 thousand as of December 31, 2009.

As of June 30, 2010, accounts receivable totaled $329 thousand, as compared to $618 thousand as of December 31, 2009. In addition, the Company had R&D investment tax credits receivable of approximately $432 thousand as of June 30, 2010 as compared to $512 thousand as at December 31, 2009. The Company expects to receive approximately $188 thousand of the R&D investment tax credits during the third quarter of 2010, and approximately $197 thousand in the fourth quarter of 2010.

Accounts payable and accrued liabilities as of June 30, 2010 amounted to $1,024 thousand (December 31, 2009 - $704 thousand), of which approximately $406 thousand relates to research and development activities, approximately $501 thousand relates to professional fees, and approximately $100 thousand relates to accrued payroll liabilities. Included within other accruals is approximately $10 thousand due to a shareholder.

As at June 30, 2010, the accumulated deficit amounted to $8,380 thousand, as compared to $6,665 thousand as of December 31, 2009. Total assets amounted to $1,520 thousand and shareholders’ equity amounted to $496 thousand as of June 30, 2010, as compared with total assets and shareholders’ equity of $2,861 thousand and $2,157 thousand, respectively, as of December 31, 2009.

These financial statements have been prepared under the assumption that we will continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional capital from equity and/or debt financing, or by generating increased revenues or other sources of income.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief operating history, our operations have not been a consistent source of liquidity. We have financed our operating and capital expenditures principally through the sale of debt and equity securities to accredited and institutional investors. We are seeking additional funding through additional equity and/or debt financings. However, there can be no assurance that that any additional financing will become available to us, and if available, on terms acceptable to us. Any financing, if available, may involve restrictive covenants that impact our ability to conduct our business and raise additional funds. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates.

Property and Equipment

As at June 30, 2010, the net book value of property and equipment amounted to $142 thousand, as compared to $158 thousand at December 31, 2009. In the six months ended June 30, 2010 additions to assets totaled $5 thousand, depreciation amounted to $20 thousand and a foreign exchange loss of $1 thousand was recorded.

Capital Stock

There were no changes to capital stock during the six months ended June 30, 2010. Capital stock is disclosed at its par value with the excess of proceeds shown in Additional Paid-in-Capital.

Additional Paid-in-Capital

Additional paid-in capital totaled $8,853 thousand at June 30, 2010, as compared to $8,809 thousand at December 31, 2009. Included within the increase of $44 thousand is approximately $7 thousand attributable to the amortization of stock options granted to investor relations consultants, approximately $21 thousand attributable to the amortization of stock options granted to a non-employee director and approximately $16 thousand attributable to the amortization of stock options granted to employees.

Key items from the Statement of Cash Flows - six month period ended June 30, 2010 compared to the six month period ended June 30, 2009

			Increase/	Percentage
	2010	2009	(Decrease)	Change

Operating Activities	$(1,157)	$(718)	$439	61%
Financing Activities	-	22	(22)	N/A
Investing Activities	(5)	264	(269)	102%
Cash and cash equivalents - end of period	375	95	280	295%

Statement of cash flows

Net cash used by operating activities was $1,157 thousand in the six months ended June 30, 2010, compared to $718 thousand for the same period in 2009. In the first six months of 2010, net cash used by operating activities consisted of an operating loss of $1,651 thousand and an increase in non-cash operating elements of working capital of $494 thousand.

Operating activities will continue to consume the Company’s available funds until the Company is able to generate increased revenues.

No net cash was used or provided by financing activities in the first six months of 2010, whereas financing activities in the corresponding period of 2009 provided net cash of approximately $22 thousand.

Net cash used in investing activities amounted to $5 for the six months ended June 30, 2010 compared to net cash provided of $264 thousand in the same period of 2009. Included within the provision of funds in 2009 was approximately $267 thousand in respect of the restricted cash for the CPI-300 project under the collaborative agreement with Cary Pharmaceuticals that was terminated on May 7, 2010.

Cash of $5 thousand was used to purchase capital assets in the first half of 2010, as compared to $3 thousand in the same period of 2009. The balance of cash and cash equivalents as of June 30, 2010 amounted to $375 thousand, compared to $95 thousand at June 30, 2009. Included within the amount at June 30, 2009 was approximately $10 thousand of cash restricted for the CPI-300 project under the collaborative agreement with Cary Pharmaceuticals that was terminated on May 7, 2010. In accordance with the collaborative agreement dated April 7, 2008 the Company agreed to restrict $2.0 million of its cash reserves in development support activities for an oral antidepressant using the Company’s proprietary oral delivery technology.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Results of Operations - Year ended December 31, 2009 compared to Year ended December 31, 2008.

In US$ thousands	2009	2008	Increase/	Percentage
			(Decrease)	Change

Revenue	$1,278.7	$976.6	$302.1	31%
Research and Development Expenses	1,421.7	2,085.4	(663.7)	32%
Research and Development Tax Credit	(184.6)	(305.7)	121.1	40%
Management Salaries	583.8	551.8	32.0	6%
General and Administrative Expenses	360.1	212.9	147.2	69%
Professional Fees	437.4	695.2	(257.8)	37%
Interest and Financing Fees	784.4	766.1	18.3	2%
Foreign Exchange	(97.9)	(122.9)	25.0	20%
Income taxes	(130.3)	(151.6)	21.3	14%
Net Income (Loss)	(1,940.4)	(2,806.4)	866.0	31%

Revenue

Total revenue increased $302.1 thousand, or 31%, to $1,278.7 thousand for the year ended December 31, 2009 from $976.6 thousand for the year ended December 31, 2008.

The increase in revenue is primarily attributable to royalty revenues earned from commercialization of the first product fully-developed by the Company, a prenatal multivitamin supplement marketed as Gesticare® in the USA, which was commercialized in November 2008. Royalty revenue received in the year ended December 31, 2009 amounted to $276.7 thousand (2008: $Nil).

Revenues invoiced pursuant to our research and development agreements with our pharmaceutical partners for development milestones achieved improved slightly from $945.7 thousand in 2008 to $998.2 thousand in 2009, representing an increase of $52.5 thousand, or 6%. Also included within revenue is interest income of $3.8 thousand and $30.9 thousand in the years ended December 31, 2009 and 2008 respectively. The decrease in interest earned reflects the change in the cash position of the Company along with the change in financial market conditions and interest rates.

Research and Development Expenses

R&D expenses, net of R&D tax credits, decreased by $542.6 thousand, or 30%, to $1,237.1 for the year ended December 31, 2009 from the previous year’s level of $1,779.7 thousand.

Gross R&D expenses reduced by $663.7 thousand, or 32%, from $2,085.4 thousand in the year ended December 31, 2008 to $1,421.7 thousand in the year ended December 31, 2009. The decrease is primarily attributable to a reduction of costs related to the development of the CPI-300 pursuant to the collaboration agreement with Cary Pharmaceuticals, which amounted to $213.5 thousand in 2009 compared to $915.4 thousand in 2008, as a result of filing of our NDA with the FDA.

Also included within R&D expenses for 2009 are R&D Salaries of $409.1 thousand, approximately $1.7 thousand of which represents non-cash compensation. This compares to R&D salaries of $422.9 thousand in 2008, including $13.4 thousand in non-cash compensation.

For the year ended December 31, 2009, we have recorded estimated Research and Development Tax Credits and refunds of $184.6 thousand, as compared to $305.7 thousand for 2008. The reduction relates partially to the reduction in R&D expenses in fiscal 2009 compared with 2008, and partially to the Company’s listing on the TSX-V in May of 2008 resulting in Federal tax credits being a credit to offset against future taxable income as opposed to being refundable. The estimated Research and Development Tax Credits and refunds of $184.6 thousand recorded for fiscal 2009 relates to the amount refundable by the Quebec authorities.

Management Salaries

Management salaries increased $32.0 thousand, or 6% in 2009, to $583.8 thousand from $551.8 thousand in 2008.

Included within management salaries are approximately $29.3 thousand in non-cash compensation in the form of options granted to non-employee directors, as compared to $51.7 thousand in 2008, and approximately $20.7 thousand in non cash compensation resulting from options granted to management employees in 2008 and 2009, as compared to $45.5 thousand in 2008. In 2009 the Company paid bonuses totaling approximately $63.3 thousand to management compared with no management bonus paid in 2008. Also included in management salaries for 2008 are approximately $40.6 thousand in non-recurring cash compensation to non employee directors of the Company (no such costs were incurred in 2009).

General and Administrative (“G&A”) Expenses

G&A expenses increased from $212.9 thousand in 2008 to $360.1 thousand in 2009, representing an increase of $147.2 thousand, or 69%. The increase in G&A expense is primarily attributable to an allowance for doubtful accounts of approximately $101.4 thousand to cover exposure to loss in the December 31, 2009 accounts receivable balance, and approximately $24.3 thousand to write-off a deposit paid in 2008 in respect of the anticipated lease of new premises, which Management has decided not to pursue.

Professional Fees

Professional fees for the year ended December 31, 2009 decreased by $257.8 thousand, or 37% to $437.4 thousand from $695.2 thousand in 2008.

The decrease in professional fees is primarily attributable to management fees of approximately $222.2 thousand that were paid to Cary Pharmaceuticals in 2008 related to the CPI 300 antidepressant (no such costs were incurred in 2009), and expenses of approximately $108.7 thousand incurred in 2008 related to the Company’s listing on the TSX Venture Exchange. These items were partially offset by an increase in legal expenses in 2009 of approximately $64.4 thousand, related to the CPI-300 litigation.

Share-Based Compensation Expense, Warrants and Stock Based Payments

Share-based compensation expense, warrants and share based payments totaled $104.4 thousand for the year ended December 31, 2009, as compared to $365.2 thousand for the year ended December 31, 2008.

During 2009 we expensed approximately $37.2 thousand (2008: $58.9 thousand) for options granted to Company employees in 2007, 2008 and 2009 under the 2006 Stock Option Plan, $29.3 thousand (2008: $51.7 thousand) for options granted to non-employee directors, and $37.9 thousand (2008: $50.4 thousand) for options granted to investor relation firms for investor relations services.

In 2008 we also expensed $111.6 thousand in connection with the amendment of the anti-dilution terms of convertible notes issued in May 2007. As consideration for entering into this amendment, the Company agreed to issue to the note holders an aggregate of 159,456 fully paid common shares. At the same time, the exercise price of outstanding warrants held by the note holders was adjusted from $1.02 to $0.80, resulting in an increase in the fair value of the warrant and an additional compensation charge of $92.6 thousand. Such expenses did not recur in fiscal 2009.

There remains approximately $49.8 thousand in stock based compensation to be expensed in fiscal 2010 and 2011 related to the issuance of options during 2008 and 2009. We anticipate that we will issue additional options and warrants in the future, which will continue to result in stock-based compensation expense.

Financing Cost

We incurred interest and financing fee expense of $784.4 thousand for the year ended December 31, 2009, as compared to $766.1 thousand in 2008. Approximately $670,108 of the expense incurred in 2008 relates to non-cash items.

The costs in the year ended December 31, 2009 relate primarily to a non-cash accretion expense of $523.9 thousand and cash interest payments of $68.0 thousand on the convertible notes issued in May 2007. These amounts compare with $465.9 thousand and $79.2 thousand respectively for the year ended December 31, 2008.

In the third quarter of 2009, $253.9 thousand of convertible notes were exchanged for 705,158 shares of common stock. Certain convertible note holders took advantage of a one-time option that arose as a result of our third quarter 2009 Special Warrant Offering to convert part of the convertible debt at CAD$0.40 (approximately US$0.36) per share as opposed to the convertible note agreement rate of $0.70 per share. This conversion resulted in a debt conversion expense of $174.9 thousand, which was expensed in the third quarter of 2009.

In the year ended December 31, 2008 we also expensed $111.6 thousand related to the amendment of the anti-dilution terms of the convertible notes whereby, as consideration for entering into this amendment, the Company agreed to issue to the holders of the convertible notes an aggregate of 159,456 fully paid common shares. At the same time the exercise price of the outstanding warrants to the debenture holders was adjusted from $1.02 to $0.80 resulting in an increase in the fair value of the warrants and an additional compensation charge of $92.6 thousand. Such expenses did not recur in fiscal 2009.

On September 22, 2009 the Company repaid the balance of the convertible notes outstanding of $976.3 thousand. As a result, Management anticipates a significant decrease to the Company’s financing cost in future periods.

Foreign Exchange

A foreign exchange gain of $97.9 thousand was recorded in 2009, as compared to a foreign exchange loss of $122.9 thousand in 2008. The foreign exchange gain in both years relate primarily to currency fluctuations between the Canadian dollar and the U.S. dollar.

Net Loss

The net loss for the year ended December 31, 2009 improved by $866.0 thousand, or 31%.

The Company recorded a net loss of $1,940.4 thousand in the year ended December 31, 2009, as compared to $2,806.4 thousand in 2008. The following summary highlights the main areas of improvement:

a)	Revenue increased by 31%, or approximately $302.1 thousand, primarily as a result of the fact that the Company commenced receiving royalty revenues in 2009.

b)	R&D expenses, net of R&D tax credits, reduced by 30%, or approximately $542.6 thousand, primarily due to the filing of the NDA for our antidepressant CPI-300.

c)

Professional fees decreased by 37%, or approximately $257.8 thousand, primarily attributable to management fees of approximately $222.2 thousand that were paid to Cary Pharmaceuticals in 2008 related to the CPI 300 antidepressant, and expenses of approximately $108.7 thousand incurred in 2008 related to the Company’s listing on the TSX Venture Exchange, neither of which recurred in 2009.

d)	Increased General and Administrative expenses of $147.2 thousand, primarily related to a provision for accounts receivable of $101.4 thousand, partly offsets the above improvements.

Non-cash related expenses totaling approximately $847.9 thousand are included within the net loss for 2009, as follows:

a)	$523.9 thousand in respect of accretion expense on the convertible notes issued in May 2007.

b)

$174.9 thousand in respect of a debt conversion expense resulting from $253.9 thousand of convertible notes, which were exchanged for 705,158 shares of common stock in the third quarter of 2009. Certain convertible note holders took advantage of a one-time option that arose as a result of our third quarter 2009 Special Warrant Offering to convert part of the convertible debt at CAD$0.40 (approximately US$0.36) per share as opposed to the convertible note agreement rate of $0.70 per share.

c)	$44.6 thousand in respect of the amortization of fixed assets.

d)	$37.9 thousand for options granted to investor relation firms as per investor relations agreements.

e)	$37.2 thousand for options granted to Company employees.

f)	$29.3 thousand for options granted to non-employee directors.

Non-cash related expenses totaling approximately $882.9 thousand are included within the net loss for 2008, as follows:

a)	$465.9 thousand in respect of accretion expense on the convertible notes issued in May 2007.

b)

$111.6 thousand related to the amendment of the anti-dilution terms of the convertible notes whereby, as consideration for entering into this amendment, the Company agreed to issue to the holders of the convertible notes an aggregate of 159,456 fully paid common shares.

c)

$92.6 thousand additional compensation charge relating to the amendment of the exercise price of the outstanding warrants to the note holders from $1.02 to $0.80 resulting in an increase in the fair value of the warrant.

d)	$58.9 thousand for options granted to Company employees.

e)	$51.8 thousand in respect of the amortization of fixed assets.

f)	$51.7 thousand for options granted to non-employee directors.

g)	$50.4 thousand for options granted to an investor relation firm as per the investor relations agreement.

Key items from the Balance Sheet

In US$ thousands			Increase/	Percentage
	2009	2008	(Decrease)	Change

Current Assets	$2,703.1	$1,464.4	$1,238.7	85%
Property and Equipment	158.4	157.1	1.3	1%
Current Liabilities	704.5	525.7	178.8	34%
Loan Payable, Shareholder	-	82.3	(82.3)	N/A
Convertible notes	-	714.5	(714.5)	N/A
Deferred Income Tax Liability	-	127.4	(127.4)	N/A
Capital Stock	0.3	0.2	0.1	50%
Additional Paid-in-Capital	8,809.5	5,080.8	3,728.7	73%

Current Assets

Current assets totaled $2,703.1 thousand at December 31, 2009, as compared to $1,464.4 thousand at December 31, 2008. The increase of $1,238.7 thousand is primarily attributable to an increase in cash of approximately $691.7 thousand resulting from the completion of our private placement in the third quarter of 2009, an increase of accounts receivable of $301.2 thousand and an increase of investment tax credits receivable of $242.6 thousand.

Prepaid Expenses

As of December 31, 2009, prepaid expenses totaled $48.1 thousand, as compared to $44.9 thousand at December 31, 2008.

Contractual Obligations and Commitments

Excluding trade accounts payable and accrued liabilities, the Company is committed to the following contractual obligations and commitments:

	2010 (Less than	1 Year or
In US$ thousands	1 year)	More

Operating Lease Obligations	$17.3	$0
Investor relation	$83.3	$0
Total	$100.6	$0

Liquidity and Capital Resources

Our cash and cash equivalents totaled $1,524.9 thousand as of December 31, 2009, an increase of $691.7 thousand as compared to $833.2 thousand as of December 31, 2008. The increase is primarily attributable to proceeds received from the private placements completed in the third quarter of 2009. Our cash and cash equivalents balance as of December 31, 2008 included a restricted cash amount of $277.2 thousand. This amount represented the remaining balance of the $2,000,000 in cash that was set aside under the terms of the Collaborative Agreement ratified on April 7, 2008 with Cary Pharmaceuticals to jointly develop and commercialize an oral antidepressant using IntelGenx’s proprietary oral delivery technology.

As at December 31, 2009, we had an accumulated deficit of $6,665.4 thousand, as compared to an accumulated deficit of $4,725.0 thousand as of December 31, 2008. Total assets amounted to $2,861.5 thousand and shareholders’ equity amounted to $2,157.0 thousand as of December 31, 2009, as compared with total assets and shareholders’ equity of $1,621.5 thousand and $171.6 thousand respectively, as of December 31, 2008.

As of December 31, 2009, accounts receivable totaled $618.3 thousand (2008 - $317.1 thousand), of which $138.3 thousand is a sales tax refund which we expect to receive during the first quarter of 2010. Included within the accounts receivable balance as of December 31, 2009 is an allowance for doubtful debts in the amount of $109.8 thousand (2008: $nil). In addition, we had R&D investment tax credits receivable of $511.8 thousand, as compared to $269.2 thousand as at December 31, 2008. We expect to receive the R&D investment tax credits during the second and third quarters of 2009.

Accounts payable and accrued liabilities as of December 31, 2009 amounted to $704.5 thousand (2008 - $525.7 thousand), of which approximately $491.5 thousand relates to research and development activities, approximately $92.8 thousand relates to professional fees, and approximately $93.3 thousand relates to accrued payroll liabilities. Included within other accruals is approximately $12.1 thousand due to shareholders.

Property and Equipment

As at December 31, 2009, the net book value of our property and equipment amounted to $158.4 thousand, as compared to $157.1 thousand at December 31, 2008. In the year ended December 31, 2009 additions to assets totaled $24.6 thousand and comprised $5.5 thousand for computer equipment, $18.6 thousand for laboratory equipment, and $0.5 thousand for office equipment, fixtures and fittings. Total depreciation in the year ended December 31, 2009 amounted to $44.6 thousand and a foreign exchange gain of $21.3 thousand was recorded.

Loan Payable, Shareholder

Pursuant to a board of directors’ resolution dated November 5, 2009, the loan payable, shareholder, was repaid on December 4, 2009. The loan payable, shareholder, who is also an officer of the Company, was unsecured and bore interest at 6% per annum. As of December 31, 2008, the loan payable to a shareholder had an outstanding principal amount of $82.4 thousand.

Capital Stock

As at December 31, 2009, capital stock amounted to $0.3 thousand compared to $0.2 thousand at December 31, 2008. The increase reflects the issue of 11,076,000 shares at par value of $0.00001, which relates to the private placements completed in the third quarter of 2009. Capital stock is disclosed at its par value with the excess of proceeds shown in Additional Paid-in-Capital.

Private Placement of Convertible Notes and Warrants - May 2007

On May 22, 2007 the Company entered into convertible note agreements with certain institutional and accredited investors for amounts totaling $1.5 million. The convertible notes bore interest at the rate of 8% per annum and were repayable on September 22, 2009. Interest was payable quarterly and payments commenced on July 1, 2007. The notes were convertible into common stock of the Company, at the option of the holders, at a rate of $0.70 per share. The Company also issued to the holders 2,142,857 stock purchase warrants exercisable at $1.02 per share before May 22, 2012.

On May 22, 2007, the Company paid approximately $229.3 thousand in cash consideration and issued warrants with a fair value of $83.0 thousand in consideration for transaction costs. These transaction costs were allocated between the convertible debt and the warrants based on their relative fair value.

Substantially all of the assets of the Company were pledged as security of the convertible notes. In the year ended December 31, 2009, $68.0 thousand of interest was paid (2008 - $103.8 thousand), and $523.9 thousand of interest was accreted (2008 - $465.9 thousand).

In the year ended December 31, 2009, $253.9 thousand of the outstanding convertible notes were converted into 705,158 common shares. Certain convertible note holders took advantage of a one-time option that arose as a result of our third quarter 2009 Special Warrant Offering to convert part of the convertible notes at CAD$0.40 (approximately US$0.35) per share as opposed to the convertible note agreement rate of $0.70 per share. This conversion resulted in a debt conversion expense of $174.9 thousand, which was expensed in the third quarter of 2009.

On September 22, 2009 the Company repaid the balance of the convertible notes outstanding of $976.3 thousand and, consequently, the security against the assets of the Company was released.

In the year ended December 31, 2008, $165.0 thousand of convertible notes was exchanged for 235,714 shares of common stock.

Private Placements of Common Stock and Warrants - Third Quarter of 2009

On July 13, 2009, as part of a private placement, the Company issued 10,476,000 special warrants for gross proceeds of US$3,631.4 thousand. Each special warrant consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair value. The common shares were recorded at a value of $2,337.9 thousand.

The Company paid agents a cash commission in the amount of $290.5 thousand, which is equal to 8% of the gross proceeds of the offering, issued 419,040 common shares of the Company to the agents equal to 4% of the number of special warrants issued in the offering and issued agents’ options entitling the agents to acquire 838,080 units (consisting of one common share and one common share purchase warrant) at $0.80 per unit, which expire 36 months after the date of issuance. Each common share purchase warrant included in the agents’ options entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance of the unit.

In addition, the Company paid approximately $370.4 thousand in cash consideration for other transaction costs. All the above transaction costs have been reflected as a reduction to the common shares and the warrants based on their relative fair values.

On July 22, 2009, as part of a private placement, the Company issued 350,000 units to investors for gross proceeds of $127.5 thousand. Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair values. The common shares were recorded at a value of $81.4 thousand.

In addition, the Company paid approximately $9.8 thousand in cash consideration for other transaction costs, which have been reflected as a reduction of the common shares and the warrants based on their relative fair values.

On September 3, 2009, as part of a private placement, the Company issued 250,000 units to investors for gross proceeds of $92.9 thousand. Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair value. The common shares were recorded at a value of $59.2 thousand.

In addition, the Company paid approximately $7.2 thousand in cash consideration for other transaction costs, which have been reflected as a reduction of the common shares and the warrants based on their relative fair values.

In the year ended December 31, 2009, 31,071(2008-191,500) stock options were exercised for 31,071 common shares having a par value of $0 in aggregate, for cash consideration of $21.8 thousand, resulting in an increase in additional paid-in capital of $21.8 thousand.

Additional Paid-in-Capital

Additional paid-in capital totaled $8,809.5 thousand at December 31, 2009, as compared to $5,080.8 thousand at December 31, 2008. The increase is attributable to increases of $2,478.4 thousand, $1,373.3 thousand, and $160.7 thousand for the private placements completed in the third quarter of 2009 in relation to common stock issued, warrants and placement agent compensation respectively as well as a decrease of $984.0 thousand for transaction costs. Additional paid in capital also increased by $249.7 thousand for stock based compensation. Of this amount, $145.3 thousand relates to agents’ stock compensation for the issuance of 419,040 common shares of the Company to the agents equal to 4% of the number of special warrants issued in the offering completed on July 13, 2009, and $104.4 thousand relates to the amortization of stock options granted to employees, directors, and to an investor relations consultant. Additional paid in capital increased further by $428.8 thousand for converted notes and by $21.8 thousand for options exercised.

Key items from the Statement of Cash Flows

			Increase/	Percentage
	2009	2008	(Decrease)	Change
Operating Activities	$(1,588.2)	$(1,737.0)	$(148.8)	9%
Financing Activities	2,131.1	2,478.8	(347.7)	14%
Investing Activities	254.5	(284.3)	538.8	190%
Cash and cash equivalents - end of period	1,524.9	556.0	968.9	174%

Statement of cash flows

Net cash used by operating activities was $1,588.2 thousand in the year ended December 31, 2009, as compared to $1,737.0 thousand for the same period in 2008. In 2009, net cash used by operating activities consisted of an operating loss of $1,940.4 thousand and a decrease in non-cash operating elements of working capital of $368.2 thousand.

Non-cash items included in operating activities totaled approximately $720.4 thousand, as follows:

a)	$523.9 thousand in respect of accretion expense on the convertible notes issued in May 2007.
b)	$174.9 thousand in respect of a debt conversion expense resulting from $253.9 thousand of convertible notes, which were exchanged for 705,158 shares of common stock in the third quarter of 2009. Certain convertible note holders took advantage of a one-time option that arose as a result of our third quarter 2009 Special Warrant Offering to convert part of the convertible debt at CAD$0.40 (approximately US$0.36) per share as opposed to the convertible note agreement rate of $0.70 per share.
c)	$44.6 thousand in respect of the amortization of fixed assets.
d)	$37.9 thousand for options granted to investor relation firms as per investor relations agreements.
e)	$37.2 thousand for options granted to Company employees.
f)	$29.3 thousand for options granted to non-employee directors.
g)	($127.4 thousand) in respect of deferred income tax related to the convertible debt.

Our operating activities will continue to consume our available funds until we can generate increased revenues.

Net cash provided by financing activities was $2,131.1 thousand for the year ended December 31, 2009, as compared to $2,478.8 thousand provided in 2008. Of the net cash provided by financing activities in 2009, $3,851.8 thousand came from private placement financings completed in the third quarter, less $677.9 thousand used to pay related transaction costs, and $21.8 thousand was generated from the issue of capital stock in the second quarter. In addition, on September 22, 2009 the Company repaid the balance of the convertible notes outstanding of $976.3 thousand and, pursuant to a board of directors’ resolution dated November 5, 2009, on December 4, 2009 repaid the loan payable, shareholder, of $88.2 thousand, thereby freeing the Company’s balance sheet of debt.

Net cash provided by investing activities was $254.5 thousand for the year ended December 31, 2009 compared to a use of funds of $284.3 thousand in 2008. Net cash provided by investing activities in 2009 includes $277.2 thousand of cash that had been restricted for the CPI-300 project under the collaborative agreement with Cary Pharmaceuticals.

Cash of $22.7 thousand was used to purchase capital assets in 2009, as compared to $7.1 thousand in 2008.

The balance of cash as of December 31, 2009 amounted to $1,524.9 thousand, as compared to $556.0 thousand at December 31, 2008. The increase in cash is primarily the result of proceeds from the private placements completed in the third quarter of 2009 that was partially offset by repayment of the balance of convertible notes outstanding as of September 22, 2009, and repayment of a loan payable, shareholder.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

USE OF PROCEEDS

The selling security holders will receive all of the proceeds from the sale of shares of common stock pursuant to this prospectus. We will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, we will receive proceeds from the exercise of the Warrants, as well as from the exercise of the Placement Agent Options. Any such proceeds will be used to support the Company's strategic development projects and for working capital.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Our common stock has been quoted on the OTC Bulletin Board under the symbol “IGXT” since January 2007. In addition, our common stock has been listed on the TSX Venture Exchange under the symbol “IGX” since May 2008. The table below sets forth the high and low bid prices of our common stock as reported by the OTC Bulletin Board and the TSX for the periods indicated. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	OTCBB			TSX-V
	High	Low		High		Low
	(U.S.$)	(U.S.$)		(CAD$)		(CAD$)

2010
Second Quarter	$0.52	$0.40		$0.53		$0.42
First Quarter	$0.62	$0.42		$0.65		$0.425

2009
Fourth Quarter	$0.71	$0.52		$0.70		$0.57
Third Quarter	$0.70	$0.50		$0.74		$0.51
Second Quarter	$0.60	$0.28		$0.62		$0.37
First Quarter	$0.60	$0.25		$0.75		$0.40

2008
Fourth Quarter	$0.95	$0.30		$0.90		$0.50
Third Quarter	$0.98	$0.67		$1.09		$0.85
Second Quarter	$1.01	$0.80		$1.00		$0.80
First Quarter	$1.02	$0.51	$	N/A	$	N/A

2007
Fourth Quarter	$1.05	$0.45	$	N/A	$	N/A
Third Quarter	$1.90	$0.87	$	N/A	$	N/A
Second Quarter	$1.31	$0.60	$	N/A	$	N/A
First Quarter	$1.20	$0.67	$	N/A	$	N/A

Number of Shareholders

On September 20, 2010 there were approximately 61 holders of record of our common shares, one of which was Cede & Co., a nominee for Depository Trust Company and one of which was The Canadian Depository for Securities Limited, or CDS. All of our common shares held by brokerage firms, banks and other financial institutions in the United States and Canada as nominees for beneficial owners are considered to be held of record by Cede & Co. in respect of brokerage firms, banks and other financial institutions in the United States, and by CDS in respect of brokerage firms, banks and other financial institutions located in Canada. Cede & Co. and CDS are each considered to be one shareholder of record.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospect and other factors that the board of directors may deem relevant.

Equity Compensation Plan Information

2006 Stock Option Plan

A majority of our shareholders approved the 2006 Stock Option Plan at our Annual General Meeting of Stockholders held on August 10, 2006. Under the 2006 Stock Option Plan, up to 1,600,749 shares of common stock may be issued upon the exercise of options granted to directors, management, employees and consultants.

In May of 2008, the term of all options granted under the 2006 Stock Option Plan was amended to provide for a term not to exceed five years, in order to ensure compliance with applicable rules and regulation of the TSX Venture Exchange.

At the Annual General Meeting of Stockholders on September 8, 2008, our shareholders approved an amendment to the 2006 Stock Option Plan in order to increase the number of shares available under the plan by 473,251, to 2,074,000.

At the Annual General Meeting of Stockholders on June 3, 2010, our shareholders approved an amendment to the 2006 Stock Option Plan in order to increase the number of shares available under the plan by 1,234,127 to 3,308,127.

Equity Compensation Plan Information as of December 31, 2009

Number of
securities
remaining
available
for future issuance
under equity
	Number of		compensation
	Securities	Weighted-	plans
	to be	Average	(excluding
	issued upon	Exercise	securities
	exercise of	Price of	reflected
	outstanding	outstanding	in the first
	options,	options,	column)
Equity Compensation Plans Approved by Security Holders	1,348,088	$0.56	503,341

Equity Compensation Plans Not Approved by Security Holders	None	None	None

Total	1,348,088	$0.56	503,341

On September 26, 2006 we granted options to purchase 225,000 shares of common stock to three non-employee directors. These options have an exercise price of $0.41, vest upon issuance and expire on September 26, 2016. The expiration date was subsequently amended to September 26, 2011.

On October 1, 2006 we granted options to purchase up to 69,000 shares of common stock to a consultant. These options have an exercise price of $0.41, vest upon issuance, and expire on October 1, 2016. The expiration date was subsequently amended to September 26, 2011.

On November 9, 2006 we granted options to purchase up to 450,000 shares of common stock to the CEO and a management employee. These options have an exercise price of $0.41, vest upon issuance, and expire on November 9, 2016. The expiration date was subsequently amended to September 26, 2011.

On November 13, 2006 we granted options to purchase up to 250,000 shares of common stock to a consultant. These options have an exercise price of $0.41, vest over two years at the rate of 25% every six months, and expire on November 13, 2016. The expiration date was subsequently amended to September 26, 2011.

On November 16, 2006 we granted options to purchase up to 100,000 shares of common stock to employees and 25,000 options to a consultant. These options have an exercise price of $0.41, vest over 2 years at the rate of 25% every six months, and expire on November 16, 2016. The expiration date was subsequently amended to September 26, 2011.

On August 9, 2007 we granted options to purchase up to 107,500 shares of common stock to four non-employee directors. These options have an exercise price of $1.15, vest upon issuance, and expire on August 9, 2017. The expiration date was subsequently amended to August 9, 2012.

On August 9, 2007 we granted options to purchase up to 75,000 shares of common stock to our Vice President of Business Development. These options have an exercise price of $1.15, vest over 2 years at the rate of 25% every six months, and expire on August 9, 2017 The expiration date was subsequently amended to August 9, 2012.

On August 9, 2007 we granted options to purchase up to 75,000 shares of common stock to our chief financial officer. These options have an exercise price of $1.15, vest over 2 years at the rate of 25% every six months, and expire on August 9, 2017 The expiration date was subsequently amended to August 9, 2012. As the result of the termination of the employment agreement the 75,000 shares to purchase common stock expired un-exercised in November of 2008.

On May 22, 2008 we granted options to purchase up to 51,176 shares of common stock to two of our non-employee directors. These options have an exercise price of $0.85, vest immediately and expire on May 22, 2013.

On May 29, 2008 we granted options to purchase up to 400,000 shares of common stock to Auctus Capital in consideration for investor relation services. The option grant was subject to shareholder approval to increase the number of shares to be issued under the 2006 Stock Option Plan. The shareholders approved to increase the number of shares by 473,251, to 2,074,000 at the Annual General Meeting on September 8, 2008. The options granted to Auctus Capital have an exercise price of $1.00, and vest based on a combination of the achievement of certain performance conditions and the passage of time. As a result of the termination of the agreement all options to purchase common stock expired un-exercised in May of 2009 On September 8, 2008 we granted options to purchase up to 75,000 shares of common stock to a non-employee director of the company. These options have an exercise price of $0.85, vest immediately and expire on September 8, 2013.

On September 8, 2008 we granted options to purchase up to 100,000 shares of common stock to our chief financial officer. These options have an exercise price of $0.85, vest over 2 years at the rate of 25% every six months, and expire on September 8, 2013.

On March 11, 2009 we granted options to purchase up to 25,000 shares of common stock to an employee of the company. The options have an exercise price of $0.31, vest over 2 years at the rate of 25% every six months, and expire on March 11, 2014.

On October 3, 2009 we granted options to purchase up to 50,000 shares of common stock to Little Gem Life Science Partners in consideration for investor relation services. The options have an exercise price of $0.55, vest 50% on the first, and 50% on the second anniversary of the agreement and expire on October 3, 2012.

On November 24, 2009 we granted options to purchase up to 125,000 shares of common stock each to three of our non-employee directors, the chief financial officer and the chief executive officer. The options have an exercise price of $0.61, The options for the non-employee directors vest immediately, the options for the executive employees vest over 2 years at the rate of 25% every six months. All options expire on November 24, 2014.

SELLING SECURITY HOLDERS

In accordance with (a) a certain Registration Rights Agreement dated as of August 27, 2010, between the Company and certain investors, entered into in connection with the Offering, we have agreed with the selling stockholders to register the Common Shares, Warrants, Warrant Shares, Placement Agent Options and Placement Agent Option Shares. The selling security holders purchased the Common Shares and Warrants covering these shares in the August 2010 Private Placement (See “Description of August 2010 Private Placement”). Neither the Warrants nor the Placement Agent Options have been exercised by the selling security holders.

Bolder is a Financial Industry Regulatory Authority, Inc. member broker-dealer. We do not have any arrangement with any of the Placement Agents for any of them to act as a broker-dealer for the sale of the shares included herein for the selling stockholders. Bolder may be deemed to be an underwriter with respect to their respective sales of shares to be offered by them in this prospectus. Bolder served as the placement agent in connection with the Offering.

The shares offered by this prospectus may be offered from time to time by the selling security holders listed in the following table. Each selling security holder will determine the number of shares to be sold and the timing of the sales. Our registration of the shares does not necessarily mean that the selling security holders will sell all or any of the shares. Because the selling security holders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling security holders after such offering can be provided, and the following table has been prepared on the assumption that all shares of common stock offered under this prospectus will ultimately be sold.

				Common
		Common		Shares to		Common
		Shares to		Be		Shares
	Common	Be	Common	Received	Total	Beneficially	Percent
	Shares	Received	Shares to Be	upon the	Common	Owned	Beneficially
	Beneficially	upon	Received	Exercise of	Shares that	Upon	Owned Upon
	Owned	Completion	upon the	Placement	May Be	Completion	Completion
	Prior to this	of the	Exercise of	Agent	Offered	of This	of This
Name	Offering	Offering	Warrants	Options(1)	Hereby	Offering	Offering (2)
John Lando	--	25,000	25,000	--	50,000	--	--
Shelley Hoodspith	--	50,000	50,000	--	100,000	--	--
Cheryl Nex	19,500	50,000	50,000	--	100,000	19,500	*
17 Capital Corp.	--	100,000	100,000	--	200,000	--	--
Raymond d. Short	--	50,000	50,000	--	100,000	--	--
Sheldon Alspector	30,000	50,000	50,000	--	100,000	30,000	*
David Crown	--	250,000	250,000	--	500,000	--	--
Larry J. Borne	--	75,000	75,000	--	150,000	--	--
Ken Hardy	--	87,500	87,500	--	175,000	--	--
Deborah Hardy	--	87,500	87,500	--	175,000	--	--
William McWilliam	--	25,000	25,000	--	50,000	--	--
Steven Feldman	--	12,500	12,500	--	25,000	--	--
Michael Nex	--	25,000	25,000	--	50,000	--	--
Northern Rivers Innovation Fund L.P.	1,705,800	125,000	125,000	--	250,000	1,705,800	4.3%
Northern Rivers Innovation RSP Fund	868,000	100,000	100,000	--	200,000	868,000	2.2%
Ya Hsien Lee	12,000	10,000	10,000	--	20,000	12,000	*
Alpha North Asset Management	1,763,200	1,000,000	1,000,000	--	2,000,000	1,763,200	4.5%
Bruce E. Ramsay	250,000	250,000	250,000	--	500,000	250,000	*
Anita Dhir	--	2,500,000	2,500,000	--	5,000,000	--	--
Jason Grelowski	6,000	100,000	100,000	--	200,000	6,000	*
Chris Wardle	440,000	152,500	152,500	--	305,000	440,000	1.1%
Garth Torwalt	--	80,000	80,000	--	160,000	--	--
Shane Meyers	125,000	62,500	62,500	--	125,000	125,000	*
Tony Nunziata	--	100,000	100,000	--	200,000	--	--
Hugh Cleland (Sr.)	125,000	30,000	30,000		60,000	125,000	*
Scott Koyich	--	87,500	87,500	--	175,000	--	--
David Purcell	120,000	80,000	80,000	--	160,000	120,000	*
Steven Johnson	--	100,000	100,000	--	200,000	--	--
Marianne Wardle	--	185,000	185,000	--	370,000	--	--
Derrick Dryden	205,000	50,000	50,000	--	100,000	205,000	*
Lynne Southward	75,000	75,000	75,000	--	150,000	75,000	*
CBH Compagnie	--	500,000	500,000	--	1,000,000	--	--
Blake Corbet	--	25,000	25,000	--	50,000	--	--
Hayood Securities Inc. ITF Bolder Investment Partners, Ltd.	--	--	--	455,250	455,250	--	--
Canaccord Genuity Corp.	--	--	--	10,000	10,000	--	--
Haywood Securities Inc.	--	--	--	1,500	1,500	--	--
Raymond James Ltd.	--	--	--	53,250	53,250	--	--

Common
		Common		Shares to		Common
		Shares to		Be		Shares
	Common	Be	Common	Received	Total	Beneficially	Percent
	Shares	Received	Shares to Be	upon the	Common	Owned	Beneficially
	Beneficially	upon	Received	Exercise of	Shares that	Upon	Owned Upon
	Owned	Completion	upon the	Placement	May Be	Completion	Completion
	Prior to this	of the	Exercise of	Agent	Offered	of This	of This
Name	Offering	Offering	Warrants	Options(1)	Hereby	Offering	Offering (2)

Totals	5,744,500	6,500,000	6,500,000	520,000	13,520,000	5,744,500

* Less than 1%.

(1) Compensation Options Warrants are warrants to acquire Common Shares CAD$0.50 per share, subject to adjustment, expiring August 27, 2012.

(2) Assumes that all registered securities will be sold. The percentages set forth in this column are based on 39,581,271 shares of common stock outstanding as of September 20, 2010. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

Description of August 2010 Private Placement

On August 27, 2010, IntelGenx Technologies Corp. (“IntelGenx” or the “Company”) completed an offering of 6,500,000 units (the “Units”) at CAD$0.40 per Unit for gross proceeds of CAD$2.6 million (“the “Offering”) pursuant to the terms of subscription agreements with its investors (the “Subscription Agreements”). Each Unit consists of one common share in the capital of the Company (a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to purchase one common share in the capital of the Company (a “Warrant Share”) at an exercise price of CAD$0.50 expiring on August 27, 2013. The exercise price of the Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. The proceeds of the private placement will be used to support the Company’s strategic development projects and for working capital purposes.

Pursuant to an agency agreement (the “Agency Agreement”) entered into on August 27, 2010, the Company engaged Bolder Investment Partners, Ltd. (the “Agent”) to act as placement agent for the Offering on a commercially reasonable best efforts basis. The Company (a) paid the Agent cash compensation equal to 8% of the gross proceeds of the Offering, (b) a corporate finance fee of CAD$20,000 and (c) issued 520,000 compensation options (“Placement Agent Warrants”) which was equal to 8% of the number of Units sold in the Offering. Each Placement Agent Warrant entitles the Agent to purchase one common share in the capital of the Company (the “Placement Agent Warrant Shares”) at an exercise price of CAD$0.50 expiring on August 27, 2012. The exercise price of the Placement Agent Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

In connection with the Offering, the Company entered into a Registration Rights Agreement with each of the investors (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares. The Company is obligated to file the Registration Statement no later than 30 days from the date of closing and to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after the date of closing.

The Units, the Common Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares are subject to resale restrictions in Canada for a period of 4 months after the closing date date (December 28, 2010) and to statutory resale restrictions under the United States Securities Act of 1933, as amended (the “Act”).

The foregoing issuances were exempt from registration under Section 4(2) of the Act and/or Regulation S, promulgated pursuant to the Act. None of the purchasers are U.S. persons, no sales efforts were conducted in the U.S., and the Units, the Common Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with applicable exemptions from the registration requirements of the Act.

Total Dollar Value of Securities

The total dollar value of the Common Shares, Warrant Shares and Placement Agent Warrant Shares that are being registered for resale (using the total number of shares that we have registered for resale and the market price per share on the date of sale) are as follows:

Common Shares, Warrant Shares and Placement Agent Shares	Market Price at September 22, 2010	Dollar Value of Underlying Securities
13,520,000	$0.33 (1)	$4,461,600

(1) Fair market value based on the average of the high and low prices reported on the Over the Counter Bulletin Board on September 22, 2010

Cash Payments in Connection with the Offering

Placement agent and other fees	Payment Reference	Date	Amount
	Placement
	Agent Fee		208,000

Bolder Investment Partners Ltd. (“Bolder”), Vancouver		August 27, 2010	CAD$
	Corporate
	Finance Fee		20,000

	Legal and
	Due Diligence
	Fee of
	Investors		32,010
McCullough O’Connor Irwin LLP, Vancouver
		August 27, 2010	CAD$

	Sales Tax		2,400

Total			CAD$ 262,410

Existing Short Positions by Selling Security Holders

Based upon information provided by the selling security holders, to the best of management's knowledge, the Company is not aware of any of the selling security holders having an existing short position in the Company's common stock.

Relationships between the Company and Selling Security Holders and Affiliates

The Company hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

MANAGEMENT

The following table sets forth certain information regarding our directors, executive officers, promoters and control persons as of September 20, 2010.

Name	Age	Position	Position since
Horst G. Zerbe	63	Chairman of the Board, President and Chief Executive Officer	April 2006
Paul A. Simmons	48	Chief Financial Officer	September 2008
J. Bernard Boudreau(1) (2)	65	Director	June 2006
Ian Troup(1) (2)	67	Director	May 2008
Bernd J. Melchers (1)	58	Director	April 2009
Prof. Thomas Kissel	63	Director	May 2010
John Marinucci	52	Director	August 2010
Ingrid Zerbe	55	Corporate Secretary and Director of Finance and Administration	April 2006
(1)	Audit Committee member

(2)	Compensation Committee member

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the board of directors and each executive officer serves at the discretion of the board.

Horst G. Zerbe, Ph.D.

Dr. Zerbe has more than 20 years experience in the pharmaceutical industry. He has been the President, Chief Executive Officer, and Chairman of IntelGenx Technologies Corp. since April 2006. In addition, Dr. Zerbe has served as the President, Chief Executive Officer and Director of IntelGenx Corp., our Canadian Subsidiary, since 2005. From 1998 to 2005, he served as the president of Smartrix Technologies Inc. in Montreal; prior thereto, from 1994 to 1998, he was Vice President of R&D at LTS Lohmann Therapy Systems in West Caldwell, NJ. Dr. Zerbe has extensive executive level experience and has been responsible for many strategic and business initiatives. Dr. Zerbe has been involved in new drug development and the acquisition and disposition of new drug candidates and other technology, licensing and distribution matters that are likely to affect our own business efforts. He has published numerous scientific papers in recognized journals and holds over 30 patents. Dr. Zerbe is married to Ingrid Zerbe, our Corporate Secretary and Director of Finance and Administration.

Paul A. Simmons

Mr. Simmons was appointed as our Chief Financial Officer in September 2008. From 2003-2008, Mr. Simmons was employed by the CLAAS Group, a leading manufacturer of agricultural harvesting machinery. Mr. Simmons was initially based at Group HQ in Germany as Head of Corporate Controlling. In August 2005, he transferred to the Baler Manufacturing subsidiary (Usines CLAAS France) as Director of Finance and Administration, where he was responsible for developing and implementing a business turnaround plan. Following the success of the turnaround, Mr. Simmons was transferred in September 2006 to the French subsidiary Renault Agriculture as Head of Corporate and Industrial Controlling with the mandate to restructure and integrate the newly acquired Tractor Manufacturing Division into the CLAAS Group.

Mr. Simmons’ international finance credentials include an Association of Financial Controllers and Administrators (AFCA) certification, and a designation with the Association of Accounting Technicians (MAAT). He has expertise in both U.S. Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS).

J. Bernard Boudreau

Mr. Boudreau has been a director of IntelGenx Technologies Corp. since June 2006. From 2005 to 2008 Mr. Boudreau served as the Vice-President of Pharmeng International Inc., a pharmaceutical manufacturing and consulting company listed on the Toronto Stock Exchange. Since 2001, he has been President and CEO of Radcliffe Consulting and Investment Limited, a private consulting firm located in Halifax, N.S. Mr. Boudreau has also served on the Board of Directors of a number of public and private companies, including Export Development Canada and the Bank of Canada.

Mr. Boudreau has a distinguished record as a lawyer, businessman and public figure. His litigation experience includes successful appearances at every level of the judicial system in Nova Scotia. He was appointed as Queen's Counsel in 1985. Mr. Boudreau was first elected to the provincial legislature of Nova Scotia in 1988. He served as Chair of the Public Accounts Committee and opposition critic for Finance and Economic Development. In 1993 he was re-elected as a member of government and held responsibilities as Minister of Finance, Minister of Health, Chair of the Cabinet Priorities and Planning Committee. Mr. Boudreau served as Government Leader in the Senate of Canada and Member of the federal Cabinet between 1999 and 2001.

Ian (John) Troup

Mr. Troup has been a director of IntelGenx Technologies Corp. since May 2008. From April 2008 to December 2009 Mr. Troup was a Director of Vital Medix, an early stage drug development company. In July 2007 he was appointed to the Board of Medisyn Technologies Inc., a privately held "in silica" drug discovery and development company. From September 1995 until his retirement in December 2003, Mr. Troup was President and Chief Operating Officer of Upsher-Smith Laboratories, a privately held pharmaceutical company. Prior to this he served as President of Schwarz Pharma in the UK for seven years, followed by serving as President of Schwarz Pharma USA in Minnesota for an additional nine years.

Born and educated in Scotland, Mr. Troup has worked in the pharmaceutical industry for over 35 years. Originally an industrial chemist, he held executive positions in sales and marketing for several leading companies. His experience includes new product development and launch, M&A and strategic planning.

Bernd J. Melchers

Mr. Melchers has been a director of IntelGenx Technologies Corp. since April 2009. From January 2001 until his retirement in December 2004 Mr. Melchers was Managing Director of 3 M Dyneon Holding GmbH, Germany and Global Chief Financial Officer of the world wide operating 3M Dyneon Group, a subsidiary of 3M Corporation headquartered in Minnesota. Prior to this he served, from July 1995 to December 2000, as the Controller at the European Business Center of 3M Medical Markets Europe in Belgium. Prior to this he held various senior Financial Manager positions at the Medical-Surgical Division of 3M in St. Paul, Minnesota, at 3M Health Care Products, Germany, and at 3M Pharmaceutical Products, Germany.

Mr. Melchers is a 30-year veteran of the pharmaceutical and health care industry with extensive hands-on international experience in corporate financial management. He also brings a wealth of international team management skills and leadership experience.

Prof. Thomas H. Kissel

Prof. Kissel has been a director of IntelGenx Technologies Corp. since May 2010. Prof. Kissel is a world-renowned expert in drug delivery and polymer science. He is Professor of Pharmaceutics & Biopharmacy and Department Head at Philipps-Universität Marburg, Germany, where he has been since 1991. He received his B.S. (Pharmacy) from Freiburg University (1971), his M. S. (Chemistry, 1974) and his Ph.D. (Medicinal Chemistry, 1976) from Marburg University. From 1978-1991, he was Head of the Drug Delivery Systems Department at Sandoz Pharma AG, Basle, Switzerland. Thomas Kissel has authored more than 300 peer-reviewed articles and chapters on various aspects of drug delivery systems. He was Dean of the faculty of pharmacy in 1995/96. He served as President of the Controlled Release Society in 1998/99 and is the recipient of several prestigious scientific awards, like the CRS Founder´s Award (2002), the Maurice-Marie Junot Award (2002) and the T. Nagai Research Achievement Award of the CRS and the Nagai Foundation Tokyo (2009).

Thomas Kissel is editor and co-editor and serves on the editorial boards of several scientific journals and was Chair of the Gordon Research Conference on Drug Carriers in Medicine and Biology (2006). In 2004, he was appointed as Adjunct Professor of Pharmaceutics & Pharmaceutical Chemistry at the University of Utah, followed by the appointment as Adjunct Professor at Jilin University (2008) and Visiting Professor at Shenyang Pharmaceutical Society (2008). Since 2005, he has been Speaker of the Research Group 627 "Polymeric nano-carriers for pulmonary drug delivery" of the DFG (German Research Foundation).

John Marinucci

Mr. Marinucci has been a Director of IntelGenx Technologies Corp. since August 2010. From April 2002 until March 2009 Mr. Marinucci was President and Chief Executive Officer at New Flyers Industries Inc. (NFI), a publicly traded company listed on the Toronto Stock Exchange. NFI is the largest North American manufacturer of heavy-duty transit buses. Mr. Marinucci retired from this position on March 31, 2009 and remains on the board of directors. Prior to this he was, from March 1994 to April 2002, President and Chief Operating Officer at National Steel Car Limited (NSC) and is a former President of the Canadian Association of Railway Suppliers. Currently he also serves on the Board of Directors of New Flyer, CWB Group, SMTC Corporation and Pillar5 Pharma and he is the Vice Chair of Board of Governors for Mohawk College.

Ingrid Zerbe

Mrs. Zerbe is our Corporate Secretary, Director of Finance and Administration and is a full time employee of IntelGenx. Mrs. Zerbe is the founder of IntelGenx Corp., our Canadian Subsidiary. She served as the president of IntelGenx Corp, since its incorporation in June 2003 until December, 2005. She has been a Director of the subsidiary since its incorporation in June, 2003 and a Director of the parent company from April 2006 until August 2006. Prior to founding IntelGenx, she worked in the travel industry. She holds a bachelor degree in economics from a business school in Bottrop, Germany, and a bachelor degree in social sciences from the University of Dortmund, Germany. Mrs. Zerbe is married to Dr. Horst Zerbe, who is a Director and our President and Chief Executive Officer.

Key Personnel and Consultants

James Wittenberg, R.Ph, MS

Mr. Wittenberg has served as IntelGenx' Vice President Business Development since August, 2007. He has accumulated over 20 years of experience in the pharmaceutical industry in market research and most recently as Director of Business Development at Schwarz Pharma.

Nadine Paiement, MSc

Ms. Paiement serves as our Director of Research & Development. She joined IntelGenx in 2006. Ms. Paiement holds a M.Sc. degree in Polymer Chemistry from Sherbrooke University, and is co-inventor of IntelGenx's Tri-Layer technology. Prior to joining IntelGenx, she worked for five years as a formulation scientist at Smartrix Technologies, Inc.

CORPORATE GOVERNANCE

The Board of Directors

Meetings of the Board of Directors

The Company's Board of Directors held four meetings during our 2009 Fiscal Year. All our directors attended all of the meetings and all of the committee meetings on which they served.

The Company encourages the members of the board to attend the Annual General Meeting to be available to answer shareholder’s questions. At the last Board Meeting in November 2009 all our directors attended the Meeting via phone.

Compensation of the Board of Directors

Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors. As described below in "Director Compensation", during our 2009 Fiscal Year, our non-employee directors were granted options to purchase an aggregate of 75,000 shares of our common stock. Between November 2008 and the end of the second quarter of 2009, our directors received cash compensation of CAD $500 for attending board meeting in person and CAD$100 for participating in board meetings via teleconference. Effective as at the third quarter of 2009 the board of directors resolved, that the non-employee directors of the board received an annual stipend of CAD$12,000, paid in quarterly installments. Furthermore an attendance fee of CAD$1,000 was paid per board meeting. The chairmen of the board committees are entitled to receive an additional CAD$500 and the members of the committees received an additional CAD$250 for attending the committee meetings.

Committees of the Board of Directors

The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. There is no Nomination Committee.

Audit Committee. The Audit Committee is currently composed of J. Bernard Boudreau, Ian Troup and Bernd Melchers. The Audit Committee held four meetings during our 2009 Fiscal Year. Joel Cohen had served on the Audit Committee until his resignation from the board of directors in June 2009.

Our Audit Committee assists our board of directors in fulfilling its responsibilities for oversight and supervision of financial and accounting matters. The chairman of the Audit Committee is J. Bernard Boudreau. Our Audit Committee’s responsibilities include, among others (i) recommending to the board of directors the engagement of the external auditor and the terms of the external auditor’s engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non-audit services to be provided to us by our external auditor; (iv) reviewing our financial statements, management’s discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters; and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor. We have adopted, along with our Audit Committee, a written charter of the Audit Committee setting out the mandate and responsibilities of the Audit Committee which provides that the Audit Committee convene no less than four times per year.

The AUDIT COMMITTEE CHARTER is posted on our website at http://www.intelgenx.com.

Accordingly, the Audit Committee discusses with RSM Richter, LLP, our auditors, our audited financial statements, including, among other things the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

Audit Committee Financial Expert. Joel Cohen served as our Audit Committee financial expert until his resignation in June of 2009. Mr. Cohen was not an “independent director”, as defined in the Nasdaq Stock Market, Inc. Marketplace Rules. Since Mr. Cohen’s resignation, Mr. Bernd Melchers serves as the Financial Expert of the Audit Committee. Mr. Melchers is an “independent director” as defined in the Nasdaq Stock Market, Inc. Marketplace Rules.

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of J. Bernard Boudreau and Ian Troup. David Coffin-Beach served on the Compensation Committee until his resignation from the board of directors March 17, 2009. The Compensation Committee held its formal annual meeting in November 2009 during the 2009 Fiscal Year.

Our Compensation Committee reviews and makes recommendations to our board of directors concerning the compensation of our executive officers and key employees which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses and stock options and major changes to our benefit plans and the review of and recommendations regarding the performance of the Chief Executive Officer and the Chief Financial Officer of the Company. Our Compensation Committee is comprised of non-management members of our board of directors and is required to convene at least annually. Until his resignation in March of 2009 Mr. Coffin-Beach was the chairman of our compensation committee. Following his resignation, Mr. Ian Troup filled the position as chairman of the committee. The Compensation Committee does not have a charter.

Compensation Committee Interlocks and Insider Participation. As stated above, the Compensation Committee consists of J. Bernard Boudreau and Ian Troup. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

Executive Compensation

The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term.

Executive Officer Compensation. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

Salary. The Compensation Committee and the Board of Directors will review base salaries for the Company's executive officers, taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Compensation Committee will also consider the Company's executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives.

Stock Options. Stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's Stock Option Plan, the Board of Directors or the Compensation Committee may authorize the grant of options to purchase common stock of the Company to key employees of the Company. The options generally vest in increments over a period of years established at the time of grant except for the options granted to the non-employees directors which vest immediately.

Nomination of Directors

We do not have a standing nominating committee and there is no written charter governing the nomination process. Nominations are made annually by our Board of Directors. Our Board of Directors believes it is appropriate for the full Board of Directors to serve this function.

The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company, holding meetings from time to time to evaluate biographical information and background materials relating to potential candidates and interviews with candidates. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election.

In considering whether to nominate any particular candidate, our Board of Directors applies various criteria, including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, the ability to act in the interests of all stockholders and any potential conflicts of interest. In addition to the foregoing criteria, our Board of Directors also considers diversity in its evaluation of candidates for board membership. Our Board of Directors believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. Our Board of Directors does not assign specific weight to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to our Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our principal office, 6425 Abrams, Ville St.-Laurent, Quebec H4S 1X9, Attn: Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our shares of common stock by our directors and executive officers, and by each beneficial owner of five percent (5%) or more of our outstanding common stock. Based on information available to us, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, unless otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this prospectus are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Applicable percentage ownership is based upon 39,581,271 shares of common stock outstanding as of September 20, 2010. Unless otherwise indicated, the address of each of the named persons is care of IntelGenx Technologies Corp., 6425 Abrams, Ville St-Laurent, Quebec, H4S 1X9.

Name and Address Of Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Horst G. Zerbe(1)	4,953,393.5	(1)	12.5%
Ingrid Zerbe(2)	5,956,356.5	(2)	15.0%
Bernard J. Boudreau (3)	158,088	(3)	*
Ian Troup(4)	100,000	(4)	*
Paul A. Simmons(5)	118,750	(5)	*
Bernd J. Melchers(6)	100,000	(6)	*
Prof. Thomas Kissel(7)	0
John Marinucci(8)	0
All directors and officers as a group (8 persons)	11,386,588		28.7%
* Less than 1%.

(1) In connection with the acquisition of IntelGenx in 2006, Horst Zerbe became our President, Chief Executive Officer and Director and acquired 4,709,643.5 exchangeable shares of our Canadian holding corporation 6544631Canada Inc., a Canadian special purpose corporation which wholly owns IntelGenx Corp. (the “Exchangeable Shares”). The 4,709,643.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Horst Zerbe's discretion. Prior to exchanging the Exchangeable Shares for shares of common stock, Horst Zerbe has the right to vote 4,709,643.5 shares of common stock which are currently held in trust on behalf of Horst Zerbe. The 4,709,643.5 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Horst Zerbe's beneficial ownership includes 225,000 shares of common stock underlying options granted November 9, 2006, which are currently exercisable. The options have an exercise price of $0.41. He also received 25,000 options to purchase common stock at an exercise price of $0.61, granted November 24, 2009. The options vest over two years, 25% every six months, 18,750 of which are exercisable within 60 days of this filing.  Horst Zerbe and Ingrid Zerbe are husband and wife.

(2) In connection with the acquisition of IntelGenx in 2006, Ingrid Zerbe became our Corporate Secretary and our Director of Finance and Administration and acquired 4,709,643.5 Exchangeable Shares. In June of 2009 Ingrid Zerbe acquired 1,021,713 Exchangeable Shares from Joel Cohen in a private transaction. The 5,731,356.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Ingrid Zerbe’s discretion. Prior to exchanging the Exchangeable Shares, Ingrid Zerbe has the right to vote 5,731,356.5 shares of common stock which are currently held in trust on behalf of Ingrid Zerbe. The 5,731,356.5 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Ingrid Zerbe's beneficial ownership includes 225,000 shares of common stock underlying options granted November 9, 2006, which are currently exercisable. The options have an exercise price of $0.41. Horst Zerbe and Ingrid Zerbe are husband and wife.

(3) Mr. Boudreau's beneficial ownership consists of 75,000 exercisable options to purchase common stock at an exercise price of $0.70 (adjusted from $0.41 in May 2008), granted in October 2006, 32,500 exercisable options to purchase common stock at an exercise price of $1.15, granted on August 9, 2007 and 25,588 options to purchase common stock at an exercise price of $0.85. On August 19, 2008 Mr. Boudreau exercised 35,000 options at an exercise price of $0.70 in exchange for the same number of shares of common stock. On November 24, 2009, 25,000 exercisable options to purchase common shares at an exercise price of $0.61 were granted to Mr. Boudreau.

(4) Mr. Troup’s beneficial ownership consists of 75,000 exercisable options to purchase common stock at an exercise price of $0.85, granted in September of 2008. On November 24, 2009, 25,000 exercisable options to purchase common shares at an exercise price of $0.61 were granted to Mr. Troup.

(5) Mr. Simmons’ beneficial ownership consists of 100,000 options to purchase common stock at an exercise price of $0.85, granted in September of 2008. The Options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. He also received 25,000 options to purchase common stock at an exercise price of $0.61, granted November 24, 2009. The options vest over two years, 25% every six months, 18,750 of which are exercisable within 60 days of this filing.

(6) Mr. Melcher's beneficial ownership consists of 25,000 exercisable options to purchase common stock at an exercise price of $0.61, granted in November of 2009 and 75,000 options to purchase common stock at an exercise price of $0.45 granted in May of 2010.

(7) Prof. Kissel’s beneficial ownership consists of 75,000 exercisable options to purchase common stock at an exercise price of $0.37, granted in August of 2010. The options vest over two years, 25% every six months, none of which are exercisable within 60 days of this filing.

(8) Mr. Marinucci’s beneficial ownership consists of 75,000 exercisable options to purchase common stock at an exercise price of $0.37, granted in August of 2010. The options vest over two years, 25% every six months, None of which are exercisable within 60 days of this filing.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, or earned by, our Principal Executive Officer, and our two other most highly compensated executive officers for the years indicated.

Name and					Option		All Other
principal					Awards		Compensation
position	Year	Salary ($)	Bonus		($)		($)		Total ($)
(a)	(b)	(c)			(f)		(i)		(j)
Horst Zerbe,	2009	163,201	35,168	(3)	10,496	(3)	Nil		208,865
President and CEO	2008	178,427	Nil		Nil		Nil		178,427
Paul A. Simmons	2009	146,348	$19,782		10,496	(4)	Nil		165,505
CFO(1)	2008	45,738	Nil		39,735	(1)	16,917	(2)	102,390

Footnotes:

(1) Mr. Paul A. Simmons jointed the Company in September 2008. Mr. Simmons received options to purchase 100,000 common shares.
(2) Mr. Paul A. Simmons received a cash compensation for services provided prior to his employment agreement.
(3) Dr. Zerbe received two cash bonuses in the aggregate amount of $35,168 and options to purchase 25,000 shares of common shares.
(4) Mr. Simmons received two cash bonuses in the aggregate amount of $19,782 and options to purchase 25,000 shares of common shares.

Compensation Discussion and Analysis

Employment Agreements

Horst Zerbe. Effective December 1, 2005, we entered into an employment agreement with Dr. Horst Zerbe, our President and Chief Executive Officer. The agreement is for an indefinite period of time. Under the agreement, Dr. Zerbe is entitled to receive: (1) a minimum base salary of CAD$175,000 per year; and (2) an annual bonus equal to 50% of base salary upon the performance of certain milestones set out by the Board of Directors.

As per the recommendation of the Compensation Committee the Board of Directors approved the increase of Dr. Zerbe’s minimum base salary by 5% to CAD$ 183,750 effective as of September 2008 (US$171,364 at year-end 2008). Effective November 15, 2009 the Board of Directors approved the increase of Dr. Zerbe’s minimum base salary to CAD$ 200,000 (US$ 190,300 at year-end 2009). Dr. Zerbe also received two bonus payment in the aggregate amount of CAD$ 40,000 and the grant of options to purchase 25,000 shares of common stock under the company’s 2006 Stock Options Plan, following the recommendation of the Compensation Committee.

Paul A. Simmons. Effective September 1, 2008, we entered into an employment agreement with Mr. Paul A. Simmons, to serve as our Chief Financial Officer. Under the agreement, Mr. Simmons is entitled to receive: (1) a minimum base salary of CAD$150,000 (US$110,965 at year-end 2008) per year, and (2) option grants under the 2006 Stock Option Plan, and (3) an annual bonus up to 30% of his base salary upon the achievement of specific performance targets established by the the Board of Directors.

As per the recommendation of the Compensation Committee the Board of Directors approved the increase of Mr. Simmons’ minimum base salary by 6% to CAD$ 159,000 (US$ 151,290 at year-end 2009) effective as of August 2009. Mr Simmons also received two bonus payment in the aggregate amount of CAD$ 22,500 and the grant of 25,000 options to purchase common stock under the company’s 2006 Stock Options Plan, following the recommendation of the Compensation Committee.

Incentive Plan Awards

The following table presents information regarding the outstanding equity awards held by each of the named officers as of December 31, 2009, including the vesting dates for the portions of these awards that had not vested as of that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number
	Securities	Securities	of Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Horst G. Zerbe	Nil	25,000	Nil	0.61	Nov. 24, 2014
	225,000		Nil	0.41	Nov. 9, 2011
Paul A. Simmons	Nil	25,000	Nil	0.61	Nov. 24, 2014

	50,000	50,000 [1]	Nil	0.85	Sep.8, 2013

1 On September 8, 2008, 100,000 options were granted to Mr. Paul Simmons in connection with his employment agreement. The options vest over two years, 50,000 of which are exercisable as of year-end 2009.
2 On November 24, 2009, the board of directors approved the grant of 25,000 options to purchase common stock to each Dr. Horst Zerbe and Mr. Paul Simmons. The options vest over two years, none of which are exercisable as of year-end 2009.

Director Compensation

The following table sets forth compensation paid to each named director during the year end December 31, 2009.

     In addition, directors are reimbursed for reasonable expenses incurred in their capacity as directors, including travel and other out-of-pocket expenses incurred in connection with meetings of the board of directors or any committee of the board of directors.

DIRECTOR COMPENSATION
	Fees			Non-Equity	Non-Qualified
	Earned or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(j)
J. Bernard Boudreau[2]	10,942	Nil	9,752[1]	Nil	Nil	Nil	20,694
David Coffin-Beach[2,3]	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Joel Cohen[2,4]	952	Nil	Nil	Nil	Nil	Nil	952
John (Ian) Troup[2]	9,385	Nil	9,752[1]	Nil	Nil	Nil	19,137
Bernd J. Melchers[2]	8,564	Nil	9,752[1]	Nil	Nil	Nil	19,316

1Represents 25,000 options to purchase common stock issued on November 24, 2009
2 Effective as at the third quarter of 2009 the board of directors resolved, that the non-employee directors of the board received an annual stipend of CAD$12,000, paid in quarterly installments. Furthermore an attendance fee of CAD$1,000 was paid per board meeting. The chairmen of the board committees are entitled to receive an additional CAD$500 and the members of the committees received an additional CAD$250 for attending the committee meetings. Since November 2008 non-employee directors were entitled to a cash compensation fee of CAD$500 per board meeting attendance and CAD$100 per board meeting attendance by conference call. The cash amounts represent the equivalent U.S. Dollar value measured at the appropriate year end exchange rate used in the financial statements or the actual U.S. Dollar amounts paid at the time of payment.
3 Mr. Coffin-Beach resigned from the board of directors on March 17, 2009.
4 Mr. Cohen resigned from the board of directors on June 30, 2009.

Directors’ and Officers’ Liability Insurance

During 2009 we carried directors’ and officers’ liability insurance at an approximate annual cost of $18,188. As of November 15, 2009 the insured amount has been increased to 2 Million Dollars resulting in an increased insurance premium of annually $31,731.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Respectively submitted,

Ian Troup (Chair)

J. Bernard Boudreau

Members of the Compensation Committee

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

Although IntelGenx has not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors.

During the year ended December 31, 2009, $4,900 of interest was paid to Ingrid Zerbe, our Corporate Secretary and Director of Finance and administration for interest on a long-term shareholder loan. The loan in the amount of $88,200 originated in 2004 and was re-paid to Mrs. Zerbe in December of 2009. Ingrid Zerbe was also paid $17,800 under an equipment lease for the year ended 2009. The lease expires on August 31, 2010.

Director Independence

Five of our currently six directors, J. Bernard Boudreau, Ian Troup, Bernd J. Melchers, Prof. Kissel and John Marinucci, are deemed “independent directors”, as defined by the Nasdaq Stock Market, Inc. Marketplace Rules. We cannot guarantee that our Board of Directors will always have a majority of independent directors. In the absence of a majority of independent directors, our executive officer, who is also a principal stockholder and director, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between the Company and its stockholders generally and the controlling officers, stockholders or directors.

Family Relationships

Horst Zerbe and Ingrid Zerbe are husband and wife.

PLAN OF DISTRIBUTION

Each selling security holder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock offered by this prospectus on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. A selling security holder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  a combination of any such methods of sale; or

  any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling stockholder may from time to time pledge or grant a security interest in some or all of the shares or common stock owned by him and, if the selling stockholder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge their common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling stockholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this prospectus.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling security holders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the common stock and the warrants, but the Company will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, we will receive proceeds from the exercise of the Warrants, as well as from the exercise of the Placement Agent Warrants. The Company has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

We have an authorized capital of 100,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share. As of September 20, 2010, 39,581,271 shares of common stock were outstanding. There were no shares of preferred stock outstanding as of September 20, 2010.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock exclusively possess all voting power. The holders of common stock are entitled to dividends as may be declared from time to time by the Board from funds available for distribution to holders. No holder of common stock has any preemptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of common stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non assessable.

Preferred Stock

Our board of directors is authorized to issue all and any of the shares of preferred stock in one or more series, fix the number of shares, determine or alter for each such series voting powers or other rights, qualifications, limitations or restrictions thereof.

LEGAL PROCEEDINGS

In June of 2009 we announced that our New Drug Application filing for our antidepressant CPI-300 had been accepted by the FDA for standard review. We entered into a collaborative agreement with Cary Pharma in November 2007 to jointly develop and commercialize CPI-300 using our proprietary oral delivery technology. CPI-300 is a novel, high strength dosage of Bupropion HCl, the active ingredient in Wellbutrin XL® for which Biovail Laboratories SLR (Biovail) holds the patent. As required in connection with the filing of the NDA, our development partner Cary Pharma, which serves as the NDA applicant, provided notice of the NDA filing to Biovail asserting that CPI-300 would not infringe Biovail's patents. On August 18, 2009, we learned that Cary Pharma was named in a lawsuit filed by Biovail in the U.S. District Court for the District of Delaware for patent infringement under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984 with respect to Biovail's U.S. Patent No. 6,096,341 for Wellbutrin XL®. The filing of the patent infringement lawsuit instituted an automatic stay of any FDA approval of the NDA until the earlier of a judgment or January 3, 2012. Although we are not a party to the action, a negative decision may have an effect on our potential revenues relating to CPI-300. Further, in accordance with the collaborative agreement, if Biovail is successful in their lawsuit, we may have to indemnify Cary Pharma for any litigation costs incurred, or damages awarded. Cary Pharma and IntelGenx believe that CPI-300 does not infringe Biovail's patent and will vigorously assert their rights.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Hodgson Russ LLP.

EXPERTS

IntelGenx Technologies Corp. financial statements for the years ended December 31, 2009 and 2008 included in this registration statement have been audited by RSM Richter Chamberland, LLP, Montreal, Quebec, an independent registered public accounting firm, as stated in their report, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing. This report expresses an unqualified opinion.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our certificate of incorporation and bylaws, we have agreed to indemnify our officers and directors to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement and other reports we file with the Securities and Exchange Commission without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC's toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The financial statements for the fiscal years ending December 31, 2009 and 2008 are set forth on pages F-1 through F-42.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

IntelGenx Technologies Corp.

13,520,000 Shares of Common Stock

7,020,000 Warrants

PROSPECTUS

__________________, 2010

IntelGenx Technologies Corp.

Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

IntelGenx Technologies Corp.

Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

IntelGenx Technologies Corp.

RSM Richter Chamberland S.E.N.C.R.L.
Comptables agréés
Chartered Accountants

2, Place Alexis Nihon
Montréal, (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrch.com

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
IntelGenx Technologies Corp.

We have audited the accompanying consolidated balance sheets of IntelGenx Technologies Corp. as at December 31, 2009 and 2008 and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly in all material respects, the financial position of the Company as at December 31, 2009 and 2008 and the results of its operations, comprehensive loss, and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

We were not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting as at December 31, 2009 included in the accompanying 10 – K filing and, accordingly, we do not express an opinion thereon.

Chartered Accountants

Montreal, Quebec
March 29, 2010

IntelGenx Technologies Corp.

Consolidated Balance Sheets
As at December 31, 2009 and 2008
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)

	2009	2008

Assets

Current

Cash and cash equivalents	$1,524.9	$556.0
Restricted cash (note 5)	-	277.2
Accounts receivable	618.3	317.1
Prepaid expenses	48.1	44.9
Investment tax credits receivable	511.8	269.2
	2,703.1	1,464.4

Property and Equipment (note 6)	158.4	157.1

	$2,861.5	$1,621.5

Liabilities

Current

Accounts payable and accrued liabilities	704.5	525.7
Convertible notes (note 9)	-	714.5
Deferred income tax liability	-	127.4

	704.5	1,367.6

Loan Payable, Shareholder (note 8)	-	82.3

Commitments and Contingency (note 10)

Shareholders' Equity

Capital Stock (note 11)	0.3	0.2

Additional Paid-in-Capital	8,809.5	5,080.8

Accumulated Other Comprehensive Income (Loss)	12.6	(184.4)

Accumulated Deficit	(6,665.4)	(4,725.0)

	2,157.0	171.6

	$2,861.5	$1,621.5

See accompanying notes

Approved on Behalf of the Board:

/s//Bernard J. Boudreau	Director

/s/ Horst G. Zerbe	Director

IntelGenx Technologies Corp.

Consolidated Statement of Shareholders' Equity
For the Year Ended December 31, 2008
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)

				Accumulated
			Additional	Other		Total
	Capital Stock		Paid-In	Comprehensive	Accumulated	Shareholders'
	Number	Amount	Capital	Income (Loss)	Deficit	Equity

Balance - December 31, 2007	16,157,146	$0.2	$2,071.8	$58.5	$(1,918.6)	$211.9

Foreign currency translation adjustment	-	-	-	(242.9)	-	(242.9)

Issue of common stock, net of transaction costs of $415.3 (note 11)	4,001,000	-	1,712.6	-	-	1,712.6

Warrants issued, net of transaction costs of $131.3 (note 12)	-	-	541.5	-	-	541.5

Cashless warrants exercised (note 12)	5,186	-	-	-	-	-

Agent’s options (note 12)	-	-	95.0	-	-	95.0

Stock-based compensation (note 12)	-	-	161.0	-	-	161.0

Options exercised (note 12)	191,500	-	88.7	-	-	88.7

Warrants exercised (note 12)	100,000	-	41.0	-	-	41.0

Modification of warrant terms (note 12)	-	-	92.6	-	-	92.6

Debenture conversions (note 9)	235,714	-	165.0	-	-	165.0

Stock compensation to debenture holders (note 12)	159,456	-	111.6	-	-	111.6

Net loss for the year	-	-	-	-	(2,806.4)	(2,806.4)

Balance – December 31, 2008	20,850,002	$0.2	$5,080.8	$(184.4)	$(4,725.0)	$171.6

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Shareholders' Equity
For the Year Ended December 31, 2009
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)

				Accumulated
			Additional	Other		Total
	Capital Stock		Paid-In	Comprehensive	Accumulated	Shareholders'
	Number	Amount	Capital	Income (Loss)	Deficit	Equity

Balance - December 31, 2008	20,850,002	$0.2	$5,080.8	$(184.4)	$(4,725.0)	$171.6

Foreign currency translation adjustment	-	-	-	197.0	-	197.0

Issue of common stock, net of transaction costs of $633.4 (note 11)	11,076,000	0.1	1,845.0	-	-	1,845.1

Warrants issued, net of transaction costs of $350.6 (note 12)	-	-	1,022.7	-	-	1,022.7

Stock-based compensation (note 12)	-	-	104.4	-	-	104.4

Agents’ options (note 12)	-	-	160.7	-	-	160.7

Options exercised (note 12)	31,071	-	21.8	-	-	21.8

Convertible notes conversions (note 9)	705,158	-	428.8	-	-	428.8

Agents’ stock compensation (note 11)	419,040	-	145.3			145.3

Net loss for the period	-	-	-	-	(1,940.4)	(1,940.4)

Balance – December 31, 2009	33,081,271	$0.3	$8,809.5	$12.6	$(6,665.4)	$2,157.02

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statements of Operations and Comprehensive Loss
For the Years Ended December 31, 2009 and 2008
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)

	2009	2008

Revenue	$1,274.9	$945.7

Interest	3.8	30.9

	1,278.7	976.6

Expenses

Research and development	1,421.7	2,085.4
Research and development tax credits	(184.6)	(305.7)
Management salaries	583.8	551.8
General and administrative	360.1	212.9
Professional fees	437.4	695.2
Depreciation	44.6	51.8
Foreign exchange	(97.9)	(122.9)
Interest and financing fees	784.4	766.1
	3,349.4	3,934.6

Loss Before Income Taxes	(2,070.7)	(2,958.0)

Income taxes (note 13)	(130.3)	(151.6)

Net Loss	(1,940.4)	(2,806.4)

Other Comprehensive Income

Foreign currency translation adjustment	(197.0)	(242.9)

Comprehensive Loss	$(1,743.4)	$(2,563.5)

Basic Weighted Average Number of Shares Outstanding	24,527,541	19,657,224

Basic and Diluted Loss Per Common Share (note 16)	$(0.07)	$(0.14)

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statements of Cash Flows
For the Year Ended December 31, 2009 and 2008
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)

	2009	2008

Funds Provided (Used) -

Operating Activities

Net loss	$(1,940.4)	$(2,806.4)
Depreciation	44.6	51.8
Investor relations services	37.9	50.4
Stock-based compensation	66.5	110.7
Modification of warrant terms	-	92.6
Interest accretion	523.9	465.9
Debt conversion expense	174.9	-
Deferred income tax	(127.4)	(151.6)
Amendment of convertible notes	-	111.6
	(1,220.0)	(2,075.0)
Changes in non-cash operating elements of working capital (note 14)	(368.2)	338.0
	(1,588.2)	(1,737.0)

Financing Activities

Issue of capital stock	3,873.5	2,930.4
Transaction costs	(677.9)	(451.6)
Repayment of shareholder loan	(88.2)	-
Repayment of convertible notes	(976.3)	-
	2,131.1	2,478.8

Investing Activities

Additions to property and equipment	(22.7)	(7.1)
Restricted cash (note 6)	277.2	(277.2)
	254.5	(284.3)

Increase in Cash and Cash Equivalents	797.4	457.5

Effect of Foreign Exchange on Cash and Cash Equivalents	171.5	(232.5)

Cash and Cash Equivalents
Beginning of Year	556.0	331.0

End of Year	$1,524.9	$556.0

See accompanying notes

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

1.	Basis of Presentation

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The consolidated financial statements include the accounts of the Company and its subsidiary companies. On consolidation, all inter-entity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

Management has performed an evaluation of the Company’s activities through the date and time these financial statements were issued and concluded that there are no additional significant events requiring recognition or disclosure.

2.	Nature of Business

The Company specializes in the development of pharmaceutical products in co-operation with various pharmaceutical companies. The Company has developed three proprietary technologies and is currently utilizing these to develop 12 products, 7 of which are partnered and 5 of which are in the clinical development stage.

The Company’s first product, a prenatal multivitamin supplement marketed as Gesticare® in the USA, was commercialized in November 2008.

A New Drug Application (“NDA”) for the Company’s second product, its antidepressant CPI-300, has been submitted to the U.S. Food and Drug Administration. CPI-300 is a novel, high strength of Bupropion HCl, the active ingredient in Wellbutrin XL®.

3.	Adoption of New Accounting Standards

Fair Value Measurements

SFAS No.157 as codified in FASB ASC 820 “Fair Value Measurement and Disclosures” is effective for financial assets and liabilities in fiscal years beginning after November 15, 2007, and for non-financial assets and liabilities in fiscal years beginning after November 15, 2008. The Company adopted ASC 820 for financial assets and liabilities in the first quarter of fiscal 2008 with no material impact to the consolidated financial statements. The Company adopted ASC 820 for non-financial assets and liabilities in the first quarter of fiscal 2009 with no material impact to the consolidated financial statements.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

3.	Adoption of New Accounting Standards (Cont’d)

Subsequent Events

FASB ASC 855, "Subsequent Events", which established principles and requirements for subsequent events is effective for interim or annual reporting periods ending after June 15, 2009. The statement details the period after the balance sheet date during which the Company should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which the Company should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events. The Company adopted ASC 855 for the first time for its interim consolidated financial statements for the nine months ended September 30, 2009. Since ASC 855 at most requires additional disclosures, the adoption of FASB ASC 855 did not have a material impact on its consolidated financial statements.

FASB Codification

On July 1, 2009, the FASB released the final version of its new Accounting Standards Codification (the “Codification”) as the single authoritative source for U.S. generally accepted accounting principle (“US GAAP”). The Codification replaces all previous U.S. GAAP accounting standards as described in SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles FAS 168. The Codification replaces all previous U.S. GAAP accounting standards. While not intended to change U.S. GAAP, the Codification significantly changes the way in which the accounting literature is organized. It is structured by accounting topic to help accountants and auditors more quickly identify the guidance that applies to a specific accounting issue. The Company has applied the Codification for the first time for its interim financial statements for the nine months ending September 30, 2009. The adoption of the Codification did not have an effect on the Company’s financial position and results of operations. However, because the Codification completely replaces existing standards, it will affect the way U.S. GAAP is referenced by the Company in its consolidated financial statements and accounting policies.

4.	Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue from research and development contracts as the contracted services are performed or when milestones are achieved, in accordance with the terms of the specific agreements and when collection of the payment is reasonably assured. In addition, the performance criteria for the achievement of milestones are met if substantive effort was required to achieve the milestone and the amount of the milestone payment appears reasonably commensurate with the effort expended. Amounts received in advance of the recognition criteria being met, if any, are included in deferred income.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

The Company has license agreements that specify that certain royalties are earned by the Company on sales of licensed products in the licensed territories. Licensees usually report sales and royalty information in the 45 days after the end of the quarter in which the activity takes place and typically do not provide the Company with forward estimates or current-quarter information. Because the Company is not able to reasonably estimate the amount of royalties earned during the period in which these licensees actually ship products, royalty revenue is not recognized until the royalties are reported to the Company and the collection of these royalties is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include the allowance for doubtful accounts, useful lives and impairment of long-lived assets, stock-based compensation costs, determination of the fair value of the warrants issued with the convertible notes, the investments tax credits receivable and the resulting impact on the allocation of the proceeds between the convertible notes, the beneficial conversion feature and the warrants.

Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Sales Tax

A company should disclose the amount of those taxes that is recognized on a gross basis in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. While the amounts are not material, the Company’s policy is to present such taxes on a net basis in the consolidated statements of operations and comprehensive loss.

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair value.

Cash and Cash Equivalents

Cash and cash equivalents is comprised of cash on hand and a term deposit with an original maturity date of less than three months that are stated at cost, which approximates fair value.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

Accounts Receivable

The Company accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. The Company writes off trade receivables when they are deemed uncollectible. The Company records recoveries of trade receivables previously written-off when they receive them. Management considers that the allowance for doubtful accounts of approximately $109.8 thousand is necessary in order to adequately cover exposure to loss in its December 31, 2009 accounts receivable (2008 - $Nil).

Investment Tax Credits

Investment tax credits relating to qualifying expenditures are recognized in the accounts at the time at which the related expenditures are incurred and there is reasonable assurance of their realization. Management has made estimates and assumptions in determining the expenditures eligible for investment tax credits claimed.

Property and Equipment

Property and equipment are recorded at cost. Provisions for depreciation are based on their estimated useful lives using the methods as follows:

On the declining balance method -

Laboratory and office equipment	20%

Computer equipment	30%

On the straight-line method -

Leasehold improvements	over the lease term

Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. Expenditures for repair and maintenance are expensed as incurred.

Impairment of Long-lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

Foreign Currency Translation

The Company's reporting currency is the United States dollar. The Canadian dollar is the functional currency of the Company's Canadian operations, which is translated to the United States dollar using the current rate method. Under this method, accounts are translated as follows:

Assets and liabilities - at exchange rates in effect at the balance sheet date;

Revenue and expenses - at average exchange rates prevailing during the year.

Gains and losses arising from foreign currency translation are included in other comprehensive income.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 "Income Taxes". Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Unrecognized Tax Benefits

The Company accounts for unrecognized tax benefits in accordance with FASB ASC 740 “Income Taxes”. ASC 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

Additionally, ASC 740 requires the Company to accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws. The Company elected to classify interest and penalties related to the unrecognized tax benefits in the income tax provision.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

Share-Based Payments

The Company accounts for share-based payments to employees in accordance with the provisions of FASB ASC 718 "Compensation—Stock Compensation" and accordingly recognizes in its financial statements share-based payments at their fair value. In addition, the Company will recognize in the financial statements an expense based on the grant date fair value of stock options granted to employees. The expense will be recognized on a straight-line basis over the vesting period and the offsetting credit will be recorded in additional paid-in capital. Upon exercise of options, the consideration paid together with the amount previously recorded as additional paid-in capital will be recognized as capital stock. The Company estimates its forfeiture rate in order to determine its compensation expense arising from stock-based awards. The Company uses the Black-Scholes option pricing model to determine the fair value of the options.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital. For common stock issuances to non-employees that are fully vested and are for future periods, the Company classifies these issuances as prepaid expenses and expenses the prepaid expenses over the service period. At no time has the Company issued common stock for a period that exceeds one year.

Loss Per Share

Basic loss per share is calculated based on the weighted average number of shares outstanding during the year. Any antidilutive instruments are excluded from the calculation of diluted loss per share.

Fair Value Measurements

ASC 820 applies to all assets and liabilities that are being measured and reported on a fair value basis. ASC 820 requires new disclosure that establishes a framework for measuring fair value in US GAAP, and expands disclosure about fair value measurements. This statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs that are not corroborated by market data.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to ASC 820. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3. There are no assets or liabilities measured at fair value as at December 31, 2009.

Fair Value of Financial Instruments

The fair value represents management’s best estimates based on a range of methodologies and assumptions. The carrying value of receivables and payables arising in the ordinary course of business and the investment tax credits receivable and the convertible notes approximate fair value because of the relatively short period of time between their origination and expected realization. The loan payable, shareholder is presumed to have a fair value measured by the cash proceeds exchanged at issuance.

The convertible notes use significant unobservable inputs and thus are shown as Level 3 hierarchy items. The fair value of the convertible notes is calculated by discounting the stream of future payments of interest and principal at the prevailing market rate for a similar liability that does not have an associated equity component. Results of discounted cash flow calculations may be adjusted, as appropriate, to reflect other market conditions or the perceived changes in credit risk of the borrower. As at December 31, 2009, the fair value of the convertible notes, excluding unamortized discounts was $Nil (2008- $1,099.3).

Recent Accounting Pronouncements

In June 2009, the FASB issued FAS 166, "Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140", as codified in FASB ASC 860 “Transfer and servicing”, which amends the derecognition guidance in FASB Statement No. 140 and eliminates the exemption from consolidation for qualifying special- purpose entities. This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009. The adoption of ASC 860 is not expected to have a material effect on the Company’s financial position or results of operations.

In June 2009, the FASB issued FAS 167, "Amendments to FASB Interpretation No. 46(R)", as codified in FASB ASC 810 “Consolidation”, which amends the consolidation guidance applicable to variable interest entities. The amendments will significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). This statement is effective as of the beginning of the first fiscal year that begins after November 15, 2009. The adoption of ASC 810 is not expected to have a material effect on the Company’s financial position or results of operations.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

In October 2009, the FASB issued Update No. 2009-13, “Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”). ASU 2009-13 provides amendments to the criteria in ASC 605-25 “Multiple-Element Arrangements” for separating consideration in multiple-deliverable arrangements. As a result of those amendments, multiple-deliverable arrangements will be separated in more circumstances than under existing U.S. GAAP. ASU 2009-13: 1) establishes a selling price hierarchy for determining the selling price of a deliverable, 2) eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, 3) requires that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis, 4) significantly expands the disclosures related to a vendor’s multiple-deliverable revenue arrangements. ASU 2009- 13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact of adopting ASU 2009-13.

In October 2009, the FASB issued Update No. 2009-14, “Software (Topic 985)—Certain Revenue Arrangements That Include Software Elements a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-14”). ASU 2009-14 changes the accounting model for revenue arrangements that include both tangible products and software elements and provides additional guidance on how to determine which software, if any, relating to tangible product would be excluded from the scope of the software revenue guidance. In addition, ASU 2009-14 provides guidance on how a vendor should allocate arrangement consideration to deliverables in an arrangement that includes both tangible products and software. ASU 2009-14 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The adoption of ASU 2009-14 is not expected to have a material effect on the Company’s financial position or results of operations.

In October, 2009, the FASB issued Update No. 2009-15 (“ASU 2009-15”), “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”. This update amends FASB ASC 470, “Debt” and provides guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with FASB ASC 820, “Fair value measurement and disclosure” and recognized as an issuance cost, with an offset to additional paid-in capital. Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs. The amendments also require several disclosures including a description and the terms of the arrangement and the reason for entering into the arrangement. The effective dates of the amendments are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. The adoption of ASU 2009-15 is not expected to have a material effect on the Company’s financial position or results of operations.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

In December 2009, the FASB issued Update No. 2009-16 (“ASU 2009-16”), “Accounting for Transfers of Financial Assets,” which is an amendment of FASB ASC 860, “Transfers and Servicing.” This update will require more information about the transfer of financial assets. More specifically, ASU 2009-16 eliminates the concept of a “special purpose entity”, changes the requirements for derecognizing financial assets, and enhances the information reported to users of financial statements. This update will be effective for fiscal years beginning on or after November 15, 2009. Early application is not permitted. The adoption of ASU 2009-16 is not expected to have a material effect on the Company’s financial position or results of operations.

5.	Collaborative Agreements

On April 7, 2008, the Company ratified with Cary Pharmaceuticals, a pharmaceutical development company, an Agreement to jointly develop and commercialize an oral antidepressant using IntelGenx’s proprietary oral delivery technology. Under the terms of the agreement, IntelGenx will provide funding and development support for the product and will be entitled to profit sharing. The Company accounts for this transaction as a collaborative agreement as defined as FASB ASC 808 “Collaborative Arrangements”. Per the Agreement, $2.0 million of the Company’s cash and cash equivalents was initially restricted for the funding of this venture. This cash was taken from the proceeds of the private placement of March 27, 2008 and, in accordance with the project plan, had been fully expensed as of December 31, 2009. Development expenses exceeding $2.0 million are being shared equally by the Company and Cary Pharmaceuticals in accordance to the Agreement.

As of December 31, 2009, the Company has expensed approximately $XX on the project. Included within these disbursements is approximately $222.2 thousand paid to Cary Pharmaceuticals in 2008 in respect of management fees and approximately $7.1 thousand paid to Cary Pharmaceuticals during 2009 in respect of liability insurance. All expenses incurred with respect to the collaborative agreement were expensed in the statement of operations and were classified as research and development expenses and professional fees. In the year ended December 31, 2009 the Company received approximately $81.1 thousand from Cary Pharmaceuticals in respect of their share of disbursements exceeding the Company’s initial investment of $2.0 million.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

6.	Property and Equipment

			2009	2008
In US$ thousands		Accumulated	Net Carrying	Net Carrying
	Cost	Depreciation	Amount	Amount

Laboratory and office equipment	$294.4	$158.4	$136.0	$128.1
Computer equipment	33.7	19.7	14.0	11.5
Leasehold improvements	59.4	51.0	8.4	17.5

	$387.5	$229.1	$158.4	$157.1

7.	Accounts Payable and Accrued Liabilities

Included in accounts payable and accrued liabilities is approximately $12.1 thousand (2008 - $13.4 thousand) payable to shareholders, who are also officers of the Company.

8.	Loan Payable, Shareholder

Pursuant to a board of directors’ resolution dated November 5, 2009, the loan payable, shareholder, was repaid on December 4, 2009. The loan payable, shareholder, who is also an officer of the Company, was unsecured and bore interest at 6% per annum. Interest incurred during the year amounted to approximately $4.9 thousand (2008 - $5.6 thousand) which is measured at the exchange amount.

9.	Convertible Notes

On May 22, 2007 the Company entered into convertible note agreements with certain institutional and accredited investors for amounts totaling $1.5 million. The convertible notes bore interest at the rate of 8% per annum and were repayable on September 22, 2009. Interest was payable quarterly and payments commenced on July 1, 2007. The notes were convertible into common stock of the Company, at the option of the holders, at a rate of $0.70 per share. The Company also issued to the holders 2,142,857 stock purchase warrants exercisable at $1.02 per share before May 22, 2012.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

9.	Convertible Notes (Cont’d)

The Company recognized the value of the embedded beneficial conversion feature of $490.1 thousand as additional paid in capital and an equivalent discount which was expensed over the term of the convertible notes. In addition, in accordance with ASC 470 “Debt with Conversion and Other Options”, the Company allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair value. Accordingly, the Company recognized the fair value of the detachable warrants of $490.1 thousand as additional paid in capital and an equivalent discount against the convertible notes. The difference between the face amount of the convertible notes and their carrying value was amortized over the life of the convertible notes. The Black Scholes Model was used to calculate the fair value of the warrants. The underlying assumptions included in the Black-Scholes Model were as follows:

Expected volatility	64%
Contractual life	5 years
Risk-free interest rate	4.39%
Dividend yield	Nil

Substantially all of the assets of the Company were pledged as security of the convertible notes. In the year ended December 31, 2009, $68.0 thousand of interest was paid (2008 - $103.8 thousand), and $523.9 thousand of interest was accreted (2008 - $465.9 thousand).

In the year ended December 31, 2009, $253.9 thousand (2008 - $165.0 thousand) of the outstanding convertible notes were converted into 705,158 common shares (2008 - $235.7 thousand). Certain convertible note holders took advantage of a one-time option that arose as a result of our third quarter 2009 Special Warrant Offering (note 12) to convert part of the convertible notes at CDN$0.40 (approximately US$0.35) per share as opposed to the convertible note agreement rate of $0.70 per share. This conversion resulted in a debt conversion expense of $174.9 thousand, which was expensed in the third quarter of 2009. This transaction resulted in an aggregate increase of $428.8 thousand to additional paid-in capital.

On September 22, 2009 the Company repaid the balance of the convertible notes outstanding of $976.3 thousand and, consequently, the security against the assets of the Company was released.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

10.	Commitments and Contingency

a) Commitments

The Company entered into an agreement to lease premises up to August 2009 and subsequently extended the term of the lease until August 2010. The future minimum lease payments until expiry of the extended lease period are approximately $17.3 thousand.

On October 1, 2009, the Company signed two new agreements with Little Gem Life Science Partners and SectorSpeak Inc. for investor relation services in the U.S.A and in Canada, respectively. As part of the terms of these agreements, the Company is required to pay for a period of one year $4.5 thousand a month to Little Gem Life Science Partners and CDN$5.0 thousand (US$4.8 thousand) a month to Sector Speak Inc.

b) Contingency

On August 18, 2009, the Company learned that Cary Pharmaceuticals was named in a lawsuit filed by Biovail in the U.S. District Court for the District of Delaware for patent infringement under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984, known as the "Hatch-Waxman Act," with respect to Biovail's U.S. Patent No. 6,096,341. Pursuant to the Hatch-Waxman Act, the filing of the patent infringement lawsuit against Cary Pharmaceuticals by Biovail instituted an automatic stay of any FDA approval of the NDA until the earlier of a judgment or January 3, 2012. The Biovail lawsuit seeks to prevent the manufacture or sale of the product during the life of the Biovail patent. Although the Company is not a party to the action, any decision could have an effect on the Company’s potential revenues relating to the product. Cary Pharmaceuticals and the Company believe that the product does not infringe Biovail's patent and will assert their rights. Under the terms of the collaborative agreement the Company may have to bear part, or in the case of an unfavorable decision by the courts, all costs related to defending the lawsuit. At this point in time, it is not feasible to estimate such costs.

11.	Capital Stock

	2009	2008
Authorized -

100,000,000 common shares of $0.00001 par value
20,000,000 preferred shares of $0.00001 par value

Issued -

33,081,271 (December 31, 2008 - 20,850,002) common shares	$331	$209

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

11.	Capital Stock (Cont’d)

On March 27, 2008, as part of a private placement, the Company issued 4,001,000 units for gross proceeds of $2,800,700. Each unit consists of one common share of the Company and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $1.02 per common share and expires 24 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair value. The common shares were recorded at a value of $2,127,960 excluding transaction costs. (See note 12 for the portion allocated to the warrants.)

The Company paid an agent a cash commission in the amount of $196,000, which is equal to 7% of the gross proceeds of the offering and issued an agent option entitling the agent to acquire 320,080 units (consisting of one common share and one common share purchase warrant) at $0.70 per unit, which expire 24 months after the date of issuance. Each common share purchase warrant included in the unit entitles the holder to purchase one common share at an exercise price of $1.02 per common share and expires 24 months after the date of issuance of the unit.

In addition, the Company paid approximately $256,000 in cash consideration for other transaction costs. All the above transaction costs have been reflected as a reduction of the common shares and the warrants based on their relative fair values.

Pursuant to the terms of the private placement, the Company was obliged to use its best efforts to (i) have the common shares listed on the TSX Venture Exchange, and (ii) prepare and file with, and have declared effective, by the U.S. Securities and Exchange Commission, a resale registration statement in respect of the common shares and the warrants issued to subscribers as well as those issuable upon exercise of the agents warrants, all prior to 4 months after March 27, 2008. All of these provisions were satisfied within the required time limits during the second quarter of 2008.

On April 22, 2008, 100,000 warrants were exercised for 100,000 common shares having a par value of $1 for cash consideration of $41,000, resulting in an increase in additional paid-in capital of $40,999.

On April 22, 2008, the Company entered into agreements to amend the anti-dilution terms of the convertible notes. As consideration for entering into this amendment, the Company agreed to issue to the holders of the convertible notes an aggregate of 159,456 fully paid common shares having a par value of $2 in aggregate, resulting in an increase in additional paid-in capital of $111,617.

On July 13, 2009, as part of a private placement, the Company issued 10,476,000 special warrants for gross proceeds of $3,631.4 thousand. Each special warrant consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair value. The common shares were recorded at a value of $2,337.9 thousand. (See note 12 for the portion allocated to the warrants.)

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

11.	Capital Stock (Cont’d)

The Company paid agents a cash commission in the amount of $290.5 thousand, which is equal to 8% of the gross proceeds of the offering, issued the agents 419,040 common shares of the Company which is equal to 4% of the number of special warrants issued in the offering and issued agents’ options entitling the agents to acquire 838,080 units (consisting of one common share and one common share purchase warrant) at an exercise price of $0.80 per unit, which expire 36 months after the date of issuance. Each warrant included in the agents’ options entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance of the unit.

In addition, the Company paid approximately $370.4 thousand in cash consideration for other transaction costs. All of the above transaction costs have been reflected as a reduction to the common shares and the warrants based on their relative fair values.

On July 22, 2009, as part of a private placement, the Company issued 350,000 units to investors for gross proceeds of $127.5 thousand. Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair values. The common shares were recorded at a value of $81.4 thousand. (See note 12 for the portion allocated to the warrants.)

In addition, the Company paid approximately $9.8 thousand in cash consideration for other transaction costs, which have been reflected as a reduction of the common shares and the warrants based on their relative fair values.

On September 3, 2009, as part of a private placement, the Company issued 250,000 units to investors for gross proceeds of $92.9 thousand. Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair value. The common shares were recorded at a value of $59.2 thousand. (See note 12 for the portion allocated to the warrants.)

In addition, the Company paid approximately $7.2 thousand in cash consideration for other transaction costs, which have been reflected as a reduction of the common shares and the warrants based on their relative fair values.

In the year ended December 31, 2009, 31,071(2008-191,500) stock options were exercised for 31,071 common shares having a par value of $Nil in aggregate, for cash consideration of $21.8 thousand, resulting in an increase in additional paid-in capital of $21.8 thousand.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

12.	Additional Paid-In Capital

Stock Options

In November 2006, the Company adopted the 2006 Stock Incentive Plan ("Plan") for the purpose of issuing both Incentive Options and Nonqualified Options to officers, employees, directors and eligible consultants of the Company. A total of 1,600,749 shares of common stock were reserved for issuance under this plan. Options may be granted under the Plan on terms and at prices as determined by the Board of Directors except that the options cannot be granted at less than 100%, of the fair market value of the common stock on the date of the grant. Each option will be exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of 10 years from the date of grant. All options granted to individuals other than non- employee directors will have a total vesting period of 24 months from the date of grant, with one quarter of the total options granted vesting and becoming exercisable every six months. Options granted to non-employees will vest and become 100% fully exercisable immediately upon grant.

At the Annual General Meeting on September 8, 2008 the shareholders of the Company approved to amend the 2006 Stock Option Plan to increase the number of shares available for issuance under the Plan from 1,600,749 to 2,074,000, or 10% of the Company’s issued and outstanding common shares as of July 28, 2008.

A modification was made to the 2006 Stock Option Plan. The life of the options was reduced from 10 years to 5 years to comply with the regulations of the TSX-V. Accordingly, because the grant-date fair value of the modified options was less than the fair value of the original options measured immediately before the modification, no incremental share-based compensation expense resulted from the modification.

On March 27, 2008, the Company issued 320,080 agents” options exercisable into one common share and one stock purchase warrant per agents’ option. The exercise price of the option and the stock purchase warrant are $0.70 and $1.02 respectively and they expire on March 27, 2010. As at December 31, 2008, no agent’s options had been exercised. The agent’s options were issued as part of the transaction costs in connection with the private placement described in note 12. The agent’s options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $95.0 thousand, using the assumptions below:

Expected volatility	77%
Expected life	2 years
Risk-free interest rate	1.75%
Dividend yield	Nil

On May 22, 2008, the Company granted 51,176 stock options to two non-employee directors to purchase common shares. The stock options are exercisable at $0.85 per share and have a term of 5 years with immediate vesting provisions. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $21.3 thousand, using the following assumptions:

Expected volatility	76%
Expected life	2.5 years
Risk-free interest rate	2.70%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

12.	Additional Paid-In Capital (Cont’d)

On May 29, 2008, 400,000 stock options were granted to Auctus Capital as compensation for investor relation services. The option grant was subject to shareholder approval to increase the number of shares to be issued under the stock option plan, which was subsequently given at the Annual General Meeting, held on September 8, 2008. The exercise price of the options was $1. The options vested based upon a combination of the achievement of certain performance conditions and the passage of time. As of December 31, 2008, performance conditions had been met for the first 200,000 options tranche. The first tranche of the 200,000 stock options were accounted for at its fair value, as determined by the Black-Scholes valuation model, of $86.2 thousand, using the following assumptions:

Expected volatility	75%
Expected life	2.69 years
Risk-free interest rate	2.81%
Dividend yield	Nil

As a result of the May 29, 2008 grant, the Company recorded a compensation expense of $36.0 thousand in the year ended December 31, 2009 and an expense of $50.4 thousand in the year ended December 31, 2008 for the first tranche of 200,000 options. As at December 31, 2008, it was not probable that the performance conditions for the second tranche of 200,000 stock options would be achieved and as such no compensation expense was recognized.

The contract with Auctus Capital was terminated with effect on May 29, 2009. No options related to the contract with Auctus Capital had been exercised and all non-exercised options were forfeit upon contract termination.

On September 8, 2008, the Company granted 75,000 stock options to a non-employee director to purchase common shares. The stock options are exercisable at $0.85 per share and have a term of 5 years with immediate vesting provisions. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $30.4 thousand, using the following assumptions:

Expected volatility	78%
Expected life	2.5 years
Risk-free interest rate	2.40%
Dividend yield	Nil

On September 8, 2008, the Company granted 100,000 stock options to an officer to purchase common shares. The stock options are exercisable at $0.85 per share, have a term of 5 years and vest in equal increments over two years at 25% every six months. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $39.7 thousand, using the following assumptions:

Expected volatility	76%
Expected life	3.1 years
Risk-free interest rate	2.49%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

12.	Additional Paid-In Capital (Cont’d)

On March 11, 2009 the Company granted 25,000 stock options to an employee to purchase common shares. The stock options are exercisable at $0.31 per share and vest over 2 years at 25% every six months. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $4.4 thousand, using the following assumptions:

Expected volatility	100%
Expected life	3.1 years
Risk-free interest rate	2.49%
Dividend yield	Nil

On July 13, 2009 the Company issued 838,080 agents’ options exercisable into one common share at an exercise price of $0.80 per share option, which expire on July 13, 2012. The agent’s options were issued as part of the transaction costs in connection with the private placement described in note 6. The agent’s options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $160.7 thousand, using the assumptions below:

Expected volatility	117%
Expected life	3 years
Risk-free interest rate	1.41%
Dividend yield	Nil

On October 3, 2009 the Company granted 50,000 stock options to Little Gem Life Science Partners as compensation for investor relation services. The stock options are exercisable into common shares at an exercise price of $0.55 per share option, which expire on October 3, 2012. The stock options vest 50% on the first, and 50% on the second, anniversary of the agreement. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $16.7 thousand, using the assumptions below:

Expected volatility	132%
Expected life	1.75 years
Risk-free interest rate	0.71%
Dividend yield	Nil

On November 24, 2009, the Company granted 25,000 stock options to each of a director and to an officer to purchase common shares. The stock options are exercisable at $0.61 per share, have a term of 5 years and vest in equal increments over two years at 25% every six months. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $21.0 thousand, using the following assumptions:

Expected volatility	113%
Expected life	3.1 years
Risk-free interest rate	1.22%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

12.	Additional Paid-In Capital (Cont’d)

On November 24, 2009, the Company granted 75,000 stock options to three non-employee directors to purchase common shares. The stock options are exercisable at $0.61 per share and have a term of 5 years with immediate vesting provisions. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $29.3 thousand, using the following assumptions:

Expected volatility	123%
Expected life	2.5 years
Risk-free interest rate	0.98%
Dividend yield	Nil

Information with respect to stock option activity for 2008 and 2009 is as follows:

		Weighted average
	Number of options	exercise price
		$

Outstanding – January 1, 2008	1,376,500	0.55

Granted	626,176	0.95
Forfeited	(50, 000)	(0.97)
Expired	(62,500)	(1.15)
Exercised	(191,500)	(0.46)

Outstanding – December 31, 2008	1,698,676	0.70

Granted	200,000	0.56
Forfeited	(200, 000)	(1.00)
Expired	(319,517)	(0.97)
Exercised	(31,071)	(0.70)

Outstanding – December 31, 2009	1,348,088	0.56

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

12.	Additional Paid-In Capital (Cont’d)

Details of stock options outstanding as at December 31, 2009 are as follows:

	Outstanding options				Exercisable options

			Weighted			Weighted
		Weighted average	average			average
Exercise	Number of	remaining	exercise	Aggregate	Number of	exercise	Aggregate
prices	options	contractual life	price	intrinsic	options	price	intrinsic
$		(years)	$	value $		$	value $

0.41	800,000	1.88	0.41		800,000	0.41
0.31-0.61	200,000	3.98	0.56		131,250	0.57
0.70-0.85	240,588	3.60	0.83		190,588	0.82
1.15	107,500	2.58	1.15		107,500	1.15

	1,348,088	2.55	0.56	180,500	1,229,338	0.56	174,188

Stock-based compensation expense recognized in 2009 in regards to the stock options was $104.4 thousand (2008 - $161.0 thousand). As of December 31, 2009, total unrecognized compensation expense related to unvested stock options was $49.8 thousand (2008 - $83.2 thousand). This amount is expected to be recognized as an expense over a period of two years. A change in control of the Company due to acquisition would cause the vesting of these stock options to accelerate and would result in this amount being charged to stock-based compensation expense.

Warrants

On March 19, 2008, the Company restated the exercise price of the warrants initially issued with respect to the convertible notes transaction on May 22, 2007 from $1.02 to $0.80. This modification was treated as an exchange of the original warrant for a new warrant in accordance to FASB ASC 505-50 “Equity-Based Payments to Non-Employees. This resulted in an increase in fair value of the warrants of $92.6 thousand. This increase was recorded as an additional compensation expense and a corresponding increase in additional paid-up capital.

On March 27, 2008, the Company issued 4,001,000 stock purchase warrants exercisable into common shares at $1.02 per share which expire on March 27, 2010. The stock purchase warrants were issued in connection with a private placement. The stock purchase warrants were valued at $672.7 thousand, before transaction costs, based on their relative fair value, as determined by the Black-Scholes valuation model using the assumptions below:

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

12.	Additional Paid-In Capital (Cont’d)

Expected volatility	77%
Expected life	2 years
Risk-free interest rate	1.75%
Dividend yield	Nil

As at March 31, 2008, 5,186 shares of common stock were issued as a result of the cashless exercise of 10,638 warrants with an exercise price of $0.41 and a fair value of $0.80. On April 22, 2008, $100.0 thousand warrants were exercised for 100,000 common shares having a par value of $1 for cash consideration of $41.0 thousand, resulting in an increase in additional paid-in capital of $41.0.

On July 13, 2009 the Company issued 10,476,000 stock purchase warrants exercisable into common shares at $0.80 per share which expire on July 13, 2012. The stock purchase warrants were issued in connection with the July 13, 2009 private placement described in note 11. The stock purchase warrants were valued at $1,293.5 thousand based on their relative fair value, as determined by the Black-Scholes valuation model using the assumptions below:

Expected volatility	117%
Expected life	3 years
Risk-free interest rate	1.41%
Dividend yield	Nil

On July 22, 2009 the Company issued 350,000 stock purchase warrants exercisable into common shares at $0.80 per share which expire on July 22, 2012. The stock purchase warrants were issued in connection with the July 22, 2009 private placement described in note 11. The stock purchase warrants were valued at $46.1 thousand based on their relative fair value, as determined by the Black-Scholes valuation model using the assumptions below:

Expected volatility	117%
Expected life	3 years
Risk-free interest rate	1.50%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

12.	Additional Paid-In Capital (Cont’d)

On September 3, 2009 the Company issued 250,000 stock purchase warrants exercisable into common shares at $0.80 per share which expire on September 3, 2012. The stock purchase warrants were issued in connection with the September 3, 2009 private placement described in note 11. The stock purchase warrants were valued at $33.7 thousand based on their relative fair value, as determined by the Black-Scholes valuation model using the assumptions below:

Expected volatility	117%
Expected life	3 years
Risk-free interest rate	1.42%
Dividend yield	Nil

As at December 31, 2009, no additional stock purchase warrants had been exercised.

Information with respect to warrant activity for 2008 and 2009 is as follows:

	Number of	Weighted average
	warrants	exercise price
		$

Outstanding – January 1, 2008	2,547,834	0.97

Attached to private placement	4,001,000	1.02
Issued to agent	320,080	1.02
Re-pricing - Cancellation of original warrants	(2,142,857)	(1.02)
Re-Issue of Warrants	2,142,857	0.80
Expired	(80,053)	(0.41)
Exercised	(110,638)	(0.41)

Outstanding - December 31, 2008	6,678,223	0.95

Attached to private placements	11,076,000	0.80
Issued to agents	838,080	0.80

Outstanding - December 31, 2009	18,592,303	0.85

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

13.	Income Taxes

Income taxes reported differ from the amount computed by applying the statutory rates to losses. The reasons are as follows:

	2009	2008
Statutory income taxes	$(692.0)	$(944.0)
Net operating losses for which no tax benefits have been recorded	265.0	567.0
Excess of amortization over capital cost allowance	15.0	17.0
Non-deductible expenses	213.0	185.0
Undeducted research and development expenses	297.0	441.0
Tax deductible portion of transaction costs	(36.0)	(37.0)
Investment tax credit	(62.0)	(181.0)
Unrealized foreign exchange gain	-	(48.0)
Amortization of convertible debt discount	(130.3)	(151.7)

	$(130.3)	$(151.7)

The major components of the deferred tax assets classified by the source of temporary differences are as follows:

	2009	2008
Property and equipment	$(18.0)	$(12.0)
Net operating losses carryforward	672.0	838.0
Undeducted research and development expenses	431.0	518.0
Non-refundable tax credits carryforward	409.0	237.0
Transaction costs to be deducted in future years	36.0	73.0

	1,530.0	1,654.0

Valuation allowance	(1,530.0)	(1,654.0)

	$-	$-

The valuation allowance at December 31, 2008 was $1,654 thousand. The net change in the valuation allowance during the period ended December 31, 2009, was a decrease of $124 thousand. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2009.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

13.	Income Taxes (Cont’d)

There were Canadian and provincial net operating losses of approximately $3,505 thousand (2008 - $2,585.0 thousand) and $3,380 thousand (2008 - $2,702 thousand) respectively, that may be applied against earnings of future years. Utilization of the net operating losses is subject to significant limitations imposed by the change in control provisions. A portion of the net operating losses may expire before they can be utilized.

As at December 31, 2009, the Company had non-refundable tax credits of $430 thousand (2008 -$237 thousand) of which 24 thousand is expiring in 2017, 213 thousand is expiring in 2018 and 193,000 is expiring in 2019 and undeducted research and development expenses of $2,235 thousand (2008 - $1,548 thousand) with no expiration date.

The deferred tax benefit of these items was not recognized in the accounts.

Deferred Income Taxes

The balance of deferred income taxes liability reported in the previous year represented the tax effect of the convertible debt arising from the difference between the convertible debt’s basis for accounting purposes and that for income tax purposes and it was charged to additional paid-in capital. As the convertible debt was repaid during this year, the deferred tax liability was reversed.

Unrecognized Tax Benefits

The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Classification of Interest and Penalties

Additionally, FIN 48 requires the Company to accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws.

The interest and penalties as of December 31, 2009 and for the years ended December 31, 2009 and 2008 were $Nil.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

13.	Income Taxes (Cont’d)

Tax Years and Examination

The Company files tax returns in each jurisdiction in which it is registered to do business. For each jurisdiction a statute of limitations period exists. After a statute of limitations period expires, the respective tax authorities may no longer assess additional income tax for the expired period. Similarly, the Company is no longer eligible to file claims for refund for any tax that it may have overpaid. The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by these jurisdictions as of December 31, 2009:

Tax Jurisdictions	Tax Years
Federal - Canada	2005 and onward
Provincial - Quebec	2005 and onward

14.	Statement of Cash Flows Information

In US$ thousands	2009	2008

Accounts receivable	$(301.1)	$110.4
Prepaid expenses	(3.2)	(21.5)
Investment tax credits receivable	(242.6)	(15.1)
Accounts payable and accrued liabilities	178.7	264.2

Changes in non-cash operating elements of working capital	$(368.2)	$(338.0)

Additional Cash Flow Information:

Interest paid	$69.1	$189.9

15.	Related Party Transactions

During the year, the Company incurred expenses of approximately $17.8 thousand (2008 - $18.9 thousand) for laboratory equipment leased from a shareholder, who is also an officer of the Company, and $4.9 thousand (2008 - $5.6 thousand) for interest on the loan payable, shareholder.

Included in management salaries are $20.3 thousand (2008 - $20.2 thousand) for options granted to the Chief Financial Officer and $0.4 thousand (2008 - $Nil) for options granted to the Chief Executive Officer under the 2006 Stock Option Plan and $29.3 thousand (2008 - $51.7 thousand) for options granted to non-employee directors in November of 2009.

Included in general and administrative expenses are director fees of $28.1 thousand (2008-$Nil) for attendance to board meetings and audit committee meetings.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(Expressed in U.S. Funds)

15.	Related Party Transactions (Cont’d)

Included in accounts payable and accrued liabilities is approximately $12.1 thousand (2008 - $13.4 thousand) payable to shareholders, who are also officers of the Company and a cash retainer amounting to $Nil (2008 - $17.9 thousand) payable to a director.

The above related party transactions have been measured at the exchange amount which is the amount of the consideration established and agreed to by the related parties.

16.	Basic and Diluted Loss Per Common Share

Basic and diluted loss per common share is calculated based on the weighted average number of shares outstanding during the period. The warrants, share-based compensation and convertible notes have been excluded from the calculation of diluted loss per share since they are anti-dilutive.

17.	Subsequent Events

On January 22, 2010, the Company granted 50,000 stock options to SectorSpeak Inc. as compensation for investor relation services. The stock options are exercisable into common shares at an exercise price of CAD$0.50 per share option and expire on January 22, 2013. The stock options vest 50% on the first, and 50% on the second, anniversary of the agreement.

On March 4, 2010 the Company, together with Cannasat Therapeutics Inc. announced that they have entered into a Letter of Intent (“LOI”) under which IntelGenx would acquire a fifty percent ownership stake from Cannasat and an exclusive worldwide license to develop and commercialize Relivar, a novel formulation of dronabinol, utilizing IntelGenx’s proprietary mucoadhesive AdVersa technology, for the treatment of various diseases including neuropathic pain. The LOI details the terms under which the two parties will negotiate an exclusive worldwide license that should result in IntelGenx assuming sole product development and corresponding funding as well as commercialization rights for Relivar. The LOI also lays out the terms for shared milestones and royalties generated by sublicensing of Relivar to a potential pharmaceutical marketing partner in the future. Upon completing a definitive license agreement, IntelGenx would forgive approximately CAD$231,000 of debt owed by Cannasat. A definitive license agreement would be subject to board approval of each company.

IntelGenx Technologies Corp.

Consolidated Interim Financial Statements
June 30, 2010
(Expressed in U.S. Funds)
(Unaudited)

IntelGenx Technologies Corp.

Consolidated Balance Sheet
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

	June 30,	December 31,
	2010	2009

Assets

Current

Cash and cash equivalents	$375	$1,525
Accounts receivable	329	618
Prepaid expenses	242	48
Investment tax credits receivable	432	512
	1,378	2,703

Property and Equipment	142	158

	$1,520	$2,861

Liabilities

Current

Accounts payable and accrued liabilities	1,024	704

	1,024	704
Shareholders' Equity

Capital Stock (note 5)	0	0

Additional Paid-in-Capital	8,853	8,809

Accumulated Other Comprehensive Income	23	13

Accumulated Deficit	(8,380)	(6,665)

	496	2,157

	$1,520	$2,861

See accompanying notes

Approved on Behalf of the Board:

/s/ Horst G. Zerbe                                       Director

/s/ Bernard Boudreau                                Director

IntelGenx Technologies Corp.

Consolidated Statement of Shareholders' Equity
For the Period Ended June 30, 2010
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

				Accumulated
			Additional	Other		Total
	Capital Stock		Paid-In	Comprehensive	Accumulated	Shareholders'
	Number	Amount	Capital	Income	Deficit	Equity

Balance - December 31, 2009	33,081,271	$0	$8,809	$13	$(6,665)	$2,157

Foreign currency translation adjustment	-	-	-	10	-	10

Stock-based compensation (note 6)	-	-	44	-	-	44

Net loss for the period	-	-	-	-	(1,715)	(1,715)

Balance – June 30, 2010	33,081,271	$0	$8,853	$23	$(8,380)	$496

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Operations and Comprehensive Loss
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

	For the Three-Month Period		For the Six-Month Period
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Revenue	$115	$499	$297	$700

Other Income	11	1	11	1

	126	500	308	701

Expenses

Research and development	249	318	579	753
Research and development tax credits	(24)	(39)	(48)	(75)
Management salaries	169	110	316	215
General and administrative	40	49	105	88
Professional fees	625	65	1,050	149
Depreciation	10	10	20	20
Foreign exchange	(1)	(59)	-	(33)
Interest and financing fees	1	207	1	377
	1,069	661	2,023	1,494

Loss Before Income Taxes	(943)	(161)	(1,715)	(793)

Deferred income taxes	-	(45)	-	(84)

Net Loss	(943)	(116)	(1,715)	(709)

Other Comprehensive Loss (Income)

Foreign currency translation adjustment	(45)	(16)	10	(25)

Comprehensive Loss	$(988)	$(132)	$(1,705)	$(734)

Basic Weighted Average Number of Shares Outstanding	33,081,271	20,867,074	33,081,271	20,858,585

Basic and Diluted Loss Per Common Share (note 8)	$(0.03)	$(0.01)	$(0.05)	$(0.04)

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

	For the Three-Month Period		For the Six-Month Period
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Funds Provided (Used) - Operating Activities
Net loss	$(943)	$(116)	$(1,715)	$(709)
Depreciation	10	10	20	20
Investor relations services	4	14	7	36
Stock-based compensation	29	12	37	23
Interest accretion	-	180	-	325
Deferred income taxes	-	(45)	-	(84)
	(900)	56	(1,651)	(389)
Changes in non-cash operating elements of working capital	277	(284)	494	(329)
	(623)	(228)	(1,157)	(718)
Financing Activities
Issue of capital stock	-	22	-	22
	-	22	-	22
Investing Activities
Additions to property and equipment	(2)	(1)	(5)	(3)
Restricted cash	-	18	-	267
	(2)	17	(5)	264
Decrease in Cash and Cash Equivalents	(625)	(189)	(1,162)	(432)
Effect of Foreign Exchange on Cash and Cash Equivalents	(37)	(22)	12	(29)
Cash and Cash Equivalents
Beginning of Period	1,037	306	1,525	556
End of Period	$375	$95	$375	$95

See accompanying notes

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
June 30, 2010
(Expressed in U.S. Funds)
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal and recurring nature.

These financial statements should be read in conjunction with the audited consolidated financial statements at December 31, 2009. Operating results for the three months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The consolidated financial statements include the accounts of the Company and its subsidiary companies. On consolidation, all inter-entity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

Management has performed an evaluation of the Company’s activities through the date and time these financial statements were issued and concluded that there are no additional significant events requiring recognition or disclosure.

2.	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported an accumulated deficit of $8,380 thousand (at December 31, 2009 - $6,665 thousand). To date, these losses have been financed principally through capital stock, long-term debt and debt from related parties. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence and attain profitable operations.

The Company's strategy is to continue to focus on the development of novel oral immediate release and controlled release products for the branded and generic pharmaceutical markets. The Company will continue to develop novel, orally administered drug delivery products based upon its proprietary oral drug delivery technologies and will continue to position itself as a provider of product development services for the pharmaceutical industry.

To date revenues consisted primarily of research and development fee revenues, which have not been sufficient to sustain operations. However, the Company expects to generate revenues from sales and manufacturing royalties in future years following successful development and commercialization of products within its current pipeline.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
June 30, 2010
(Expressed in U.S. Funds)
(Unaudited)

2.	Going Concern (Cont’d)

The first product fully-developed by the Company, a prenatal multivitamin supplement marketed as Gesticare® in the USA, was commercialized in November 2008. Royalty revenue totaling approximately $277 thousand was received by the Company during fiscal 2009 and management anticipates generating additional royalty revenue from this product in fiscal 2010.

The Company currently has a pipeline of 11 products under development, of which CPI-300, an oral antidepressant formulated using the Company’s proprietary controlled release technology, is the most advanced. A New Drug Application (“NDA”) (505(b)(2) for this product was filed with the FDA in April 2009. A subsequent manufacturing site change for CPI-300, forced upon the Company as a result of the insolvency of the original manufacturer, necessitated the search and selection of a new manufacturer and, under FDA regulations, the production of new sample batches of CPI-300 and the Company is subsequently required to submit twelve months of product stability data to the FDA in an amendment to the original NDA. Management expects to file an amendment to the NDA in the first half of 2011.

Nonetheless, in order to achieve profitability, revenue streams will have to increase significantly from current levels and there is no assurance that revenues can increase to such a level.

We are seeking additional funding through additional equity and/or debt financings. However, there can be no assurance that any additional financing will become available to us, and if available, on terms acceptable to us. Any financing, if available, may involve restrictive covenants that impact our ability to conduct our business and raise additional funds. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations, including the development and/or commercialization of one or more of our product candidates. The Company may also receive funds through the exercise of outstanding stock options and warrants in addition to funds that may be generated from pre- commercialization payments. There can be no assurance that such proceeds, if any, will be material.

Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

3.	Adoption of New Accounting Standards

Fair Value Measurements and Disclosures

On January 1, 2010, the Company adopted FASB ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820)”. This Update provides amendments to Subtopic 820-10 and related guidance within U.S. GAAP to require disclosure of the transfers in and out of Levels 1 and 2 and a schedule for Level 3 that separately identifies purchases, sales, issuances and settlements. It also clarifies exposing disclosures requirements indicating that disaggregate information regarding classes of assets and liabilities that make up each level and more detail regarding valuation techniques and inputs. This Update is effective for fiscal years beginning on or after December 15, 2009 except for the disclosure regarding Level 3 activity which is effective for fiscal years beginning after December 15, 2010. The adoption of ASU 2010-06 did not have a material effect on the Company’s financial position or results of operations.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
June 30, 2010
(Expressed in U.S. Funds)
(Unaudited)

4.	Significant Accounting Policies

Recently Issued Accounting Pronouncements

In October 2009, the FASB issued Update No. 2009-13, “Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). ASU 2009-13 provides amendments to the criteria in ASC 605-25, “Revenue Recognition – Multiple-Element Arrangements” for separating consideration in multiple-deliverable arrangements. As a result of those amendments, multiple- deliverable arrangements will be separated in more circumstances than under existing U.S. GAAP. ASU 2009-13: 1) establishes a selling price hierarchy for determining the selling price of a deliverable, 2) eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, 3) requires that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis, 4) significantly expands the disclosures related to a vendor’s multiple-deliverable revenue arrangements. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact of this Statement on its consolidated financial statements. The adoption of ASU 2009-13 is not expected to have a material effect on the Company’s financial position or results of operations.

In October 2009, the FASB issued Update No. 2009-14, “Software (Topic 985)—Certain Revenue Arrangements That Include Software Elements a consensus of the FASB Emerging Issues Task Force” (ASU 2009-14). ASU 2009-14 changes the accounting model for revenue arrangements that include both tangible products and software elements and provides additional guidance on how to determine which software, if any, relating to tangible product would be excluded from the scope of the software revenue guidance. In addition, ASU 2009-14 provides guidance on how a vendor should allocate arrangement consideration to deliverables in an arrangement that includes both tangible products and software. ASU 2009-14 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The adoption of ASC 2009-14 is not expected to have a material effect on the Company’s financial position or results of operations.

In February 2010, the FASB issued Update No. 2010-11, “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives”. ASU 2010-11 clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Specifically, only one form of embedded credit derivative qualifies for the exemption – one that is related only to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. The amendments in ASU 2010-11 are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after March 5, 2010. The adoption of ASU 2010-11 is not expected to have a material effect on the Company’s financial position or results of operations.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
June 30, 2010
(Expressed in U.S. Funds)
(Unaudited)

4.	Significant Accounting Policies

In April 2010, the FASB issued Update No. 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades”. This amendment clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades shall not be considered to contain a market, performance, or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies as equity classification. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The adoption of ASU 2010-13 is not expected to have a material effect on the Company’s financial position or results of operations.

In April 2010, the FASB issued Update No. 2010-17, “Revenue Recognition—Milestone Method (Topic 605): Milestone Method of Revenue Recognition”. This ASU provides guidance on defining a milestone under Topic 605 and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and nonsubstantive milestones that should be evaluated individually. ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

5.	Capital Stock

	June 30,	December 31,
	2010	2009
Authorized -
100,000,000 common shares of $0.00001 par value
20,000,000 preferred shares of $0.00001 par value
Issued -
33,081,271 common shares	$331	$331

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
June 30, 2010
(Expressed in U.S. Funds)
(Unaudited)

6.	Additional Paid-In Capital

Stock Options

At the Annual General Meeting on June 3, 2010 the Shareholders of the Company approved to amend the 2006 Stock Option Plan to increase the number of shares available for issuance under the Plan from 2,074,000 to 3,308,127, or 10%, of the Company’s issued and outstanding shares as of April 5, 2010.

On January 21, 2010 the Company granted 50,000 stock options to SectorSpeak as compensation for investor relation services. The stock options are exercisable into common shares at an exercise price of $0.47 per share option, which expire on January 21, 2013. The stock options vest 50% on the first, and 50% on the second, anniversary of the agreement. The stock options were accounted for at their fair value of $15 thousand, as determined by the Black-Scholes valuation model, using the assumptions below:

Expected volatility	120%
Expected life	3.0 years
Risk-free interest rate	1.39%
Dividend yield	Nil

On May 17, 2010 the Company granted 75,000 stock options to purchase common shares to a non-employee director. The stock options are exercisable at $0.45 per share and have a term of 5 years with immediate vesting provisions. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $21 thousand, using the following assumptions:

Expected volatility	124%
Expected life	2.5 years
Risk-free interest rate	1.05%
Dividend yield	Nil

On May 17, 2010 the Company granted 25,000 stock options to purchase common shares to each of 3 employees. The stock options are exercisable at $0.45 per share, vest over 2 years at 25% every six months and expire on May 17, 2015. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $23 thousand, using the following assumptions:

Expected volatility	129%
Expected life	3.13 years
Risk-free interest rate	1.30%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
June 30, 2010
(Expressed in U.S. Funds)
(Unaudited)

6.	Additional Paid-In Capital (Cont’d)

Compensation expenses for stock-based compensation of $44 thousand and $59 thousand were recorded during the six-month period ended June 30, 2010 and 2009 respectively. Of the amount expensed in 2010, $7 thousand (2009 - $36 thousand) relates to stock options granted to investor relations firms as compensation for investor relation services, $16 thousand (2009 - $23 thousand) relates to stock options granted to employees and $21 thousand (2009 - $Nil) relates to stock options granted to non-employee directors. As at June 30, 2010, the Company has $62 thousand (2009 - $29 thousand) of unrecognized stock-based compensation.

7.	Related Party Transactions

During the six-month period ended June 30, 2010, the Company incurred expenses of approximately $9 thousand (2009 - $8 thousand) for laboratory equipment leased from a shareholder, who is also an officer of the Company.

Included in management salaries are $12 thousand (2009 - $10 thousand) for options granted to the Chief Financial Officer and $2 thousand (2009 - $Nil) for options granted to the Chief Executive Officer under the 2006 Stock Option Plan and $21 thousand (2009 - $Nil) for options granted to a non-employee director.

Also included in management salaries are director fees of $46 thousand (2009-$2.5 thousand) for attendance to board meetings and audit committee meetings.

Included in accounts payable and accrued liabilities is approximately $10 thousand (2009 - $25 thousand) payable to shareholders, who are also officers of the Company.

The above related party transactions have been measured at the exchange amount which is the amount of the consideration established and agreed to by the related parties.

8.	Basic and Diluted Loss Per Common Share

Basic and diluted loss per common share is calculated based on the weighted average number of shares outstanding during the period. The warrants, share-based compensation and convertible notes have been excluded from the calculation of diluted loss per share since they are anti-dilutive.

9.	Subsequent Events

On August 10, 2010 the Company granted 75,000 stock options to purchase common shares to two directors. The stock options are exercisable at $0.37 per share, vest over 2 years at 25% every six months and expire on August 10, 2015.

On July 28, 2010, the Company amended the exercise price of 2,142,857 warrants initially issued with respect to the convertible notes transaction on May 22, 2007 from $0.80 to $0.48.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee. We have agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities offered by the selling security holders.

Securities and Exchange Commission registration fee	$318
Printing fees	--
Accounting fees and expenses	5,000
Legal fees and expenses	20,000
Miscellaneous expenses	1,000
Total(1)	$26,318

(1) The amounts set forth above are estimates except for the Securities and Exchange Commission registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

IntelGenx has agreed to indemnify its officers and directors to the fullest extent permitted by law. Such indemnification is intended to supplement our officers’ and directors’ liability insurance.

Our certificate of incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. A director shall be liable to the extent provided by applicable law, however, (a) for breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL. Pr (d) for any transaction from which the director derived an improper personal benefit.

To the extent permitted by applicable law, we are also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits us to provide indemnification) through provisions in our bylaws, agreements with such agents or other persons, voting of security holders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its security holders and others.

Any repeal or modification of any of the foregoing provisions of the indemnification provisions in our certificate of incorporation or bylaws shall be prospective and shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following issuance of shares were exempt from registration under section 4(2) of the Securities Act, Regulation D and/or Regulation S promulgated thereunder:

On May 22, 2007, we completed the sale of 8% Secured Convertible Debentures in an aggregate principal amount of approximately $1.5 million to certain institutional and accredited investors, pursuant to a Securities Purchase Agreement. The Company received net proceeds of approximately $1.36 million. Proceeds were used for general working capital purposes and to repay a secured bank loan.(see CAPITAL STOCK above) Carter Securities LLC served as placement agent in connection with the sale of debentures.

On March 27, 2008, we completed a private placement to certain accredited investors and issued 4,001,000 units of our securities at $0.70 per unit for gross proceeds of approximately $2.8 million. Each unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an initial exercise price of $1.02 per share, subject to adjustment. After deduction of costs related to the private placement, the Company received net proceeds of approximately $2,538,651. Paradigm served as placement agent in connection with this offering. Proceeds from the private placement were used to support the Company’s CPI300 project and for general working capital purposes.

On July 13, 2009, we completed an offering to investors of 10,476,000 special warrants at a price of CAD$0.40 per Special Warrant for gross proceeds of approximately CAD$4,200,000. Each special warrant entitles its holder to receive, upon exercise or deemed exercise thereof, one common share and one common share purchase warrant. Each warrant will entitle the holder to purchase one common share at a price of U.S.$0.80 per share, subject to adjustment, until July 13, 2012. The exercise price of the warrants is subject to adjustment for certain events, including dividends, distributions or split of the Company's common stock, subsequent equity sales or rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. Paradigm Capital Inc., Bolder Investment Partners Ltd. and Union Securities Ltd. (collectively, the “Placement Agents”) acted as placement agents for the Canadian Private Placement on a best efforts basis. The Placement Agents’ compensation consists of a cash commission equal to 8% of the Gross Proceeds, 419,040 Common Shares (the “Placement Agent Shares”) and an option to acquire 838,080 Common Shares at U.S.$0.80 per unit, subject to adjustment, until July 13, 2012 (the “Placement Agent Options”). (The shares of common stock issuable upon exercise of the Placement Agent Options shall be referred to as the “Placement Agent Option Shares”.) The exercise price of the Placement Agent Options is subject to adjustment for certain events, including dividends, distributions or split of the Company's common stock, subsequent equity sales or rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. Proceeds from the offering will be used for commercialization and development of drugs to be delivered using Oral Film Technology and the Versatab Multi-Layer Tablet platform, repay outstanding convertible notes, working capital and capital expenditures, as well as strategic investments including business development and pharmaceutical research and development.

On July 22, 2009, the Company completed an offering of 350,000 units to investors in the United States. Each unit entitles its holder to receive, upon exercise or deemed exercise thereof, one common share and one common share purchase warrant. Each warrant will entitle the holder to purchase one common share at a price of $0.80 per share, subject to adjustment, until July 13, 2012. The exercise price of the warrants is subject to adjustment for certain events, including dividends, distributions or split of the Company's common stock, subsequent equity sales or rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. No placement agent was used for the U.S. Private Placement and no commissions were paid in connection therewith. Proceeds from the offering will be used for commercialization and development of drugs to be delivered using Oral Film Technology and the Versatab Multi-Layer Tablet platform, repay outstanding convertible notes, working capital and capital expenditures, as well as strategic investments including business development and pharmaceutical research and development.

On August 27, 2010, IntelGenx Technologies Corp. (“IntelGenx” or the “Company”) completed an offering of 6,500,000 units (the “Units”) at CAD$0.40 per Unit for gross proceeds of CAD$2.6 million (“the “Offering”) pursuant to the terms of subscription agreements with its investors (the “Subscription Agreements”). Each Unit consists of one common share in the capital of the Company (a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to purchase one common share in the capital of the Company (a “Warrant Share”) at an exercise price of CAD$0.50 expiring on August 27, 2013. The exercise price of the Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. The proceeds of the private placement will be used to support the Company’s strategic development projects and for working capital purposes.

Pursuant to an agency agreement (the “Agency Agreement”) entered into on August 27, 2010, the Company engaged Bolder Investment Partners, Ltd. (the “Agent”) to act as placement agent for the Offering on a commercially reasonable best efforts basis. The Company (a) paid the Agent cash compensation equal to 8% of the gross proceeds of the Offering, (b) a corporate finance fee of CAD$20,000 and (c) issued 520,000 compensation options (“Placement Agent Warrants”) which was equal to 8% of the number of Units sold in the Offering. Each Placement Agent Warrant entitles the Agent to purchase one common share in the capital of the Company (the “Placement Agent Warrant Shares”) at an exercise price of CAD$0.50 expiring on August 27, 2012. The exercise price of the Placement Agent Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

In connection with the Offering, the Company entered into a Registration Rights Agreement with each of the investors (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares. The Company is obligated to file the Registration Statement no later than 30 days from the date of closing and to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after the date of closing.

The Units, the Common Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares are subject to resale restrictions in Canada for a period of 4 months after today's date (December 28, 2010) and to statutory resale restrictions under the United States Securities Act of 1933, as amended (the “Act”).

The foregoing issuances were exempt from registration under Section 4(2) of the Act and/or Regulation S, promulgated pursuant to the Act. None of the purchasers are U.S. persons, no sales efforts were conducted in the U.S., and the Units, the Common Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement agent Warrant Shares contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with applicable exemptions from the registration requirements of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

2.1	Share exchange agreement dated April 10, 2006, incorporated by reference to the Form 8-K/A filed on April 28, 2006
3.1	Articles of incorporation (incorporated by reference to the Form SB-2 (File No. 333-90149) filed on November 16, 1999)
3.2	By-Laws (incorporated by reference to the Form SB-2 (File No. 333-91049) filed on November 16, 1999)
3.3	Amendment to the Articles of Incorporation (incorporated by reference to amendment No. 2 to Form SB-2 (File No. 333-135591) filed on August 28, 2006)
3.4	Amendment to the Articles of Incorporation
10.1	Horst Zerbe employment agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.2	Joel Cohen consulting agreement (incorporated by reference to the Form SB-2 (File No. No. 333-135591) filed on July 3, 2006)
10.3	Ingrid Zerbe employment agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.5	Principal's registration rights agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.7	2006 Stock Option Plan (incorporated by reference to the Form S-8 filed on November 21, 2006)
10.23	Employment Contract Paul A. Simmons (incorporated by reference to the Form 8-K filed on September 5, 2008)
10.24	Amended and Restated 2006 Stock Option Plan, May 29, 2008 (incorporated by reference to the Form 10K filed March 25, 2009)
10.25	Warrants dated March 16, 2006 issued to Patrick J. Caruso (incorporated by reference to the Form SB-2 (File No. 333-135591), filed on July 3, 2006)
10.26	Agency Agreement (incorporated by reference to the Form 8-K filed on August 30, 2010)
10.27	Form of Registration Rights Agreement (incorporated by reference to the Form 8-K filed August 30, 2010)
10.28	Form of Subscription Agreement (incorporated by reference to the Form 8-K filed August 30, 2010)
10.29	Form of Warrant (incorporated by reference to the Form 8-K filed August 30, 2010)
10.30	Form of Compensation Option (incorporated by reference to the Form 8-K filed August 30, 2010)
14.1	Code of Ethics (incorporated by reference to the Form S-1 filed on March 24, 2009)
16.1	Letter on change in certifying accountant (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
21.1	Subsidiaries of the small business issuer (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
23.1*	Consent of RSM Richter LLP
* Filed herewith.
+ Filed previously

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes to provide certificates in such denominations and registered in such names as required by the purchasers to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Not applicable.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Not applicable.

(ii) Each prospectus filed pursuant to Rule 424(b) as part of this registration statement, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the amount of unsubscribed securities remaining, and the terms of any subsequent reoffering thereof. If any public offering by the registrant is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Horst Zerbe his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ville St- Laurent, Province of Quebec, on September 24, 2010.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Horst G. Zerbe
Name: Horst G. Zerbe
Title: Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ Paul A. Simmons
Name: Paul A. Simmons
Title: Chief Financial Officer, (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Horst G. Zerbe	September 24, 2010
Name: Horst G. Zerbe
Title: Director, Chief Executive Officer and President

By: /s/Paul A. Simmons	September 24, 2010
Name: Paul A. Simmons
Title: Chief Financial Officer (Principal Accounting and
Financial Officer)

By: /s/ Bernard Boudreau	September 24, 2010
Name: Bernard Boudreau
Title: Director

By: /s/ Ian Troup	September 24, 2010
Name: John (Ian Troup)
Title: Director

By: /s/ Bernd Melchers	September 24, 2010
Name: Bernd Melchers
Title: Director

By: /s/ Thomas Kissel	September 24 2010
Name: Prof. Thomas Kissel
Title: Director

By: /s/ John Marinucci	September 24, 2010
Name: John (Giovanni) Marinucci
Title: Director